EXHIBIT 4.27

K. HOVNANIAN ENTERPRISES, INC.

Issuer

and

HOVNANIAN ENTERPRISES, INC.

Guarantor

and

SUBSIDIARY GUARANTORS OF HOVNANIAN THAT ARE PARTIES HERETO FROM TIME TO TIME

WILMINGTON TRUST COMPANY,

as Trustee

Fourth Supplemental Indenture

Dated as of October 2, 2012

Supplement to Senior Indenture Dated as of February 14, 2011

Zero Coupon Senior Exchangeable Notes due 2017

TABLE OF CONTENTS

PAGE
ARTICLE 1
DEFINITIONS
Section 1.01. Definitions	6

ARTICLE 2
ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF EXCHANGEABLE NOTES

Section 2.01. Scope of Supplemental Indenture	15
Section 2.02. Designation and Amount	16
Section 2.03. Certificated Notes	16
Section 2.04. Depositary	17
Section 2.05. Units	17
Section 2.06. Notice of Defaults	18
Section 2.07. Transfer and Exchange	18
Section 2.08. Accretion of Principal Amount	18
Section 2.09. Disclaimer	18

ARTICLE 3
SATISFACTION AND DISCHARGE

Section 3.01. Applicability of the Base Indenture	19
Section 3.02. Satisfaction and Discharge	19

ARTICLE 4
PARTICULAR COVENANTS OF THE ISSUER

Section 4.01. Reports	20
Section 4.02. Stay, Extension and Usury Laws	21
Section 4.03. Guarantees	21
Section 4.04. Exchange Agent	21
Section 4.05. Existence	21
Section 4.06. Payment of Taxes	22
Section 4.07. Reserved	22
Section 4.08. Payments	22

ARTICLE 5
DEFAULTS AND REMEDIES

Section 5.01. Events of Default	22
Section 5.02. Acceleration of Maturity	23
Section 5.03. Rescission and Annulment	24
Section 5.04. Payments of Exchangeable Notes on Default; Suit Therefor	24

EXHIBIT

Exhibit A	Form of Exchangeable Note	A-1

Exhibit B	Form of Supplemental Indenture	B-1

FOURTH SUPPLEMENTAL INDENTURE  dated as of October 2, 2012 (this “Supplemental Indenture”) among K. HOVNANIAN ENTERPRISES, INC., a California corporation (the “Issuer”, as more fully set forth in Section 1.01), HOVNANIAN ENTERPRISES, INC., a Delaware corporation (“Hovnanian”), each of the Guarantors (as defined herein) and WILMINGTON TRUST COMPANY, a Delaware banking corporation, as trustee (the “Trustee”, as more fully set forth in Section 1.01), supplementing the Senior Indenture dated as of February 14, 2011, among the Issuer, Hovnanian, the Guarantors and the Trustee (the “Base Indenture” and, as amended and supplemented by this Supplemental Indenture, and as it may be further amended or supplemented from time to time with respect to the Exchangeable Notes, the “Indenture”).

RECITALS

WHEREAS, the Issuer has duly authorized the execution and delivery of the Base Indenture to provide for the issuance from time to time of the Issuer’s unsecured and unsubordinated debentures, notes or other evidences of indebtedness (the “Securities”) to be issued in one or more series;

WHEREAS, the Issuer, Hovnanian and the other Guarantors desire and have requested the Trustee to join them in the execution and delivery of this Supplemental Indenture in order to establish and provide for the issuance by the Issuer of a series of Securities designated as its Zero Coupon Senior Exchangeable Notes due 2017 (the “Exchangeable Notes,” and, unless the context otherwise requires, each $1,000 of Principal Amount at Maturity of such Securities, an “Exchangeable Note”), substantially in the form attached hereto as Exhibit A and guaranteed by Hovnanian and the other Guarantors, on the terms set forth herein;

WHEREAS, each Guarantor desires to make the Guarantees provided for in this Indenture;

WHEREAS, the Issuer now wishes to issue Exchangeable Notes in an initial aggregate Principal Amount at Maturity of $100,000,000, each Exchangeable Note initially to be issued as a component of the Units being issued on the date hereof by Hovnanian and the Issuer pursuant to the Units Agreement, dated as of October 2, 2012, among Hovnanian, the Issuer and Wilmington Trust Company, as Units Agent (the “Units Agreement”);

WHEREAS, Section 8.1 of the Base Indenture provides that a supplemental indenture may be entered into without the consent of the holders of any Securities by the Issuer, Hovnanian and the other Guarantors, and the Trustee for such purpose provided certain conditions are met;

WHEREAS, the conditions set forth in the Base Indenture for the execution and delivery of this Supplemental Indenture have been complied with; and

WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement of the Issuer, Hovnanian, the other Guarantors and the Trustee, in accordance with its terms, and a valid amendment of, and supplement to, the Base Indenture have been done;

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

In consideration of the premises and the purchase and acceptance of the Exchangeable Notes by the Holders thereof, the Issuer, Hovnanian and the other Guarantors mutually covenant and agree with the Trustee, for the equal and ratable benefit of the Holders of the Exchangeable Notes, that the Base Indenture is supplemented and amended, to the extent expressed herein, as follows:

ARTICLE 1

DEFINITIONS

Section 1.01.  Definitions.  For all purposes of the Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a)                                 the terms defined in this Supplemental Indenture shall have the respective meanings assigned to them in this Supplemental Indenture and include the plural as well as the singular and, to the extent applicable, supersede the definitions thereof in the Base Indenture;

(b)                                 the terms “includes” and “including” shall be deemed to be followed by the phrase “without limitation”;

(c)                                  “will” shall have the same meaning as “shall”;

(d)                                 all words, terms and phrases defined in the Base Indenture (but not otherwise defined herein) shall have the same meanings as in the Base Indenture; and

(e)                                  the words “herein,” “hereof” and “hereunder” and other words of similar import refer to the Indenture as a whole and not to any particular Article, Section or other subdivision.

“Accreted Principal Amount” shall have the meaning specified in Section 2.088.

“Accretion Rate” shall have the meaning specified in Section 2.088.

“Acquiring Person” has the meaning set forth in the Rights Plan (for the avoidance of doubt, regardless of whether the Rights Plan is then in effect).

“Additional Shares” shall have the meaning specified in Section 8.03(a).

“Applicable Debt” means all Indebtedness of Hovnanian or the Issuer under the Issuer’s or Hovnanian’s senior notes and senior subordinated notes outstanding on the Issue Date.

“Attributable Debt” means, with respect to any Capitalized Lease Obligations, the capitalized amount thereof determined in accordance with GAAP.

“Bankruptcy Law” means title 11 of the United States Code, as amended, or any similar foreign, federal or state law for the relief of debtors.

“Base Indenture” has the meaning specified in the first paragraph of this Supplemental Indenture.

“Beneficial Owner” shall have the meaning set forth in the Rights Plan (regardless of whether the Rights Plan is then in effect). For the avoidance of doubt, for the purposes of administering the Section 382 Exchange Blocker, a Person shall not be deemed to beneficially own any shares of another Person (and the first Person shall not be treated as an “Affiliate” or an “Associate” (as such terms are defined in the Rights Plan) of the second Person) solely by reason of the shares of such Persons being aggregated and treated as owned by the same public group as defined under Treasury Regulation section 1.382-2T(f)(13).

“Business Day” means, with respect to the Exchangeable Notes, any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York are authorized or obligated by applicable law or executive order to close or be closed.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of or in such Person’s capital stock or other equity interests, and options, rights or warrants to purchase such capital stock or other equity interests, whether now outstanding or issued after the Issue Date.

“Capitalized Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such obligations will be the capitalized amount thereof determined in accordance with GAAP.

“Clause A Distribution” shall have the meaning specified in Section 8.04(c).

“Clause B Distribution” shall have the meaning specified in Section 8.04(c).

“Clause C Distribution” shall have the meaning specified in Section 8.04(c).

“Class A Common Stock” mean the Class A common stock of Hovnanian, par value $0.01 per share, subject to Section 8.07.

“close of business” means 5:00 p.m. (New York City time).

“Common Equity” of any Person means Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person, and in each case, not entitled to any preference in respect of dividends or amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of such Person.

“Consolidation Transaction” shall have the meaning specified in Section 7.02.

“Continuing Director” means a director who either was a member of Hovnanian’s Board of Directors on September 19, 2012 or who becomes a member of Hovnanian’s Board of Directors subsequent to that date and whose election, appointment or nomination for election by Hovnanian’s stockholders is duly approved by a majority of the Continuing Directors on Hovnanian’s Board of Directors at the time of such approval, either by a specific vote or by approval of the proxy statement issued by Hovnanian on behalf of Hovnanian’s entire Board of

Directors in which such individual is named as nominee for director.  Solely for purposes of this definition, notwithstanding anything to the contrary in the Base Indenture, “Board of Directors” means the board of directors of Hovnanian and does not include any committee thereof or any director or officer to whom such board or any such committee shall have delegated its authority.

“Currency Agreement” of any Person means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect such Person or any of its Subsidiaries against fluctuations in currency values.

“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Default” means any event, act or condition that is, or after notice or the passage of time or both would be, an Event of Default.

“Distributed Property” shall have the meaning specified in Section 8.04(c).

“DTC” shall have the meaning specified in Section 2.04(a).

“Effective Date” means (a) for purposes of Section 8.04, with respect to a share split or share combination, the first date on which the shares of Class A Common Stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable and (b) with respect to a Make-whole Fundamental Change, as specified in Section 8.03(c).

“Event of Default” shall have the meaning specified in Section 5.01.

“Exchange Agent” shall have the meaning specified in Section 4.04.

“Exchange Date” shall have the meaning specified in Section 8.02(c).

“Exchange Obligation” shall have the meaning specified in Section 8.02(a).

“Exchange Rate” means, initially, 185.5288 shares of Class A Common Stock per $1,000 Principal Amount at Maturity of Exchangeable Notes, subject to adjustment from time to time pursuant to Section 8.03, Section 8.04 and Section 8.11.

“Exchangeable Note” or “Exchangeable Notes” shall have the meaning specified in the recitals of this Supplemental Indenture and includes, for the avoidance of doubt, both Separate Exchangeable Notes and Exchangeable Notes that constitute part of a Unit.

“Exchangeable Notes Successor” shall have the meaning specified in Section 7.02.

“Expiration Date” shall have the meaning specified in Section 8.04(e).

“Ex-Dividend Date” means the first date on which the shares of Class A Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from Hovnanian or, if applicable, from the seller of shares of Class A Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Form of Notice of Exchange ” shall mean the “Form of Notice of Exchange “ attached as Attachment 1 to the Form of Exchangeable Note attached hereto as Exhibit A.

A “Fundamental Change” shall be deemed to have occurred if any of the following occurs at any time after the Issue Date:

(a)                                 a “person” or “group” within the meaning of Section 13(d) of the Exchange Act (other than Hovnanian, its wholly-owned Subsidiaries, its and their employee benefit plans and, solely with respect to sub-clause (A) below, any Permitted Hovnanian Holder) has become the “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, (A) of Hovnanian’s Common Equity representing more than 50% of the voting power of Hovnanian’s Common Equity or (B) of more than 50% of the outstanding shares of Class A Common Stock;

(b)                                 the consummation of (A) any recapitalization, reclassification or change of the Class A Common Stock (other than changes resulting from a subdivision or combination) as a result of which the Class A Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger or similar transaction involving Hovnanian pursuant to which the Class A Common Stock will be converted into cash, securities or other property; or (C) any sale, lease, conveyance or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of Hovnanian and its Subsidiaries, taken as a whole, to any Person other than one of Hovnanian’s Subsidiaries; provided, however, that a transaction described in clause (B) in which the holders of all classes of Hovnanian’s Common Equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions as such ownership immediately prior to such transaction shall not be a Fundamental Change pursuant to this clause (b);

(c)                                  Continuing Directors cease to constitute at least a majority of Hovnanian’s Board of Directors;

(d)                                 Hovnanian’s stockholders approve any plan or proposal for the liquidation or dissolution of Hovnanian; provided, however, that a liquidation or dissolution of Hovnanian which is part of a transaction that (x) complies with the Indenture, including Section 8.07 and Article 7, and (y) does not constitute a Fundamental Change pursuant to the proviso contained in clause (b) above shall not constitute a Fundamental Change pursuant to this clause (d); or

(e)                                  the Class A Common Stock (or other common stock underlying the Exchangeable Notes) ceases to be listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors);

provided, however, that a transaction or transactions described in clause (a) or (b) above shall not constitute a Fundamental Change if at least 90% of the consideration received or to be received by the holders of Class A Common Stock, excluding cash payments for fractional shares, in connection with such transaction or transactions consists of shares of common stock that are listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions, and as a result of such transaction or transactions the Exchangeable Notes become convertible into or exchangeable for such consideration, excluding cash payments for fractional shares, pursuant to Section 8.07.

“Fundamental Change Company Notice” shall have the meaning specified in Section 9.01(b).

“Fundamental Change Repurchase Date” shall have the meaning specified in Section 9.01(a).

“Fundamental Change Repurchase Notice” shall have the meaning specified in Section 9.01(d).

“Fundamental Change Repurchase Price” shall have the meaning specified in Section 9.01(a).

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect on the Issue Date.

“Global Exchangeable Note” means a Global Security evidencing Exchangeable Notes.

“Global Unit” shall have the meaning specified in the Units Agreement.

“Guarantee” shall have the meaning specified in Section 10.02.

“Guarantors” means (a) initially, Hovnanian and each of the other Guarantors signatory hereto, and (b) each of Hovnanian’s Subsidiaries that executes a supplemental indenture in the form of Exhibit B to this Supplemental Indenture providing for the guarantee of the payment of the Notes, or any successor obligor under its Guarantee pursuant to Article 7, in each case, unless and until such Guarantor is released from its Guarantee pursuant to the Indenture.

“Hovnanian” has the meaning specified in the first paragraph of this Supplemental Indenture.

“Indebtedness” of any Person means, without duplication,

(a)                                 any liability of such Person (i) for borrowed money or under any reimbursement obligation relating to a letter of credit or other similar instruments (other than standby letters of credit or similar instruments issued for the benefit of, or surety, performance, completion or payment bonds, earnest money notes or similar purpose undertakings or indemnifications issued by such Person in the ordinary course of business), (ii) evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any businesses, properties or assets of any kind or with services incurred in connection with capital expenditures (other than any obligation to pay a contingent purchase price which, as of the date of incurrence thereof is not required to be recorded as a liability in accordance with GAAP), or (iii) in respect of Capitalized Lease Obligations (to the extent of the Attributable Debt in respect thereof);

(b)                                 any Indebtedness of others that such Person has guaranteed to the extent of the guarantee, provided, however, that Indebtedness of the Issuer or such Person will not include the obligations of such Person under warehouse lines of credit of Mortgage Subsidiaries to repurchase mortgages at prices no greater than 98% of the principal amount thereof;

(c)                                  to the extent not otherwise included, the obligations of such Person under Currency Agreements or Interest Protection Agreements to the extent recorded as liabilities not constituting Interest Incurred, net of amounts recorded as assets in respect of such agreements, in accordance with GAAP; and

(d)                                 all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person;

provided that Indebtedness shall not include accounts payable, liabilities to trade creditors of such Person or other accrued expenses arising in the ordinary course of business. The amount of Indebtedness of any Person at any date shall be (i) the outstanding balance at such date of all unconditional obligations as described above, net of any unamortized discount to be accounted for as Interest Expense, in accordance with GAAP, (ii) the maximum liability of such Person for any contingent obligations under clause (a) above at such date, net of an unamortized discount to be accounted for as Interest Expense in accordance with GAAP, and (iii) in the case of clause (d) above, the lesser of (x) the fair market value of any asset subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and (y) the amount of the Indebtedness secured.

“Indenture” has the meaning specified in the first paragraph of this Supplemental Indenture.

“Initial Principal Amount” means, with respect to each Exchangeable Note, $768.51.

“Interest Expense” of any Person for any period means, without duplication, the aggregate amount of (a) interest which, in conformity with GAAP, would be set opposite the caption “interest expense” or any like caption on an income statement for such Person (including, without limitation, imputed interest included in Capitalized Lease Obligations, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing, the net costs (but reduced by net gains) associated with Currency Agreements and Interest Protection Agreements, amortization of other financing fees and expenses, the interest portion of any deferred payment obligation, amortization of discount or premium, if any, and all other non-cash interest expense (other than interest and other charges amortized to cost of sales)), and (b) all interest actually paid by the Issuer or any Guarantor under any guarantee of Indebtedness (including, without limitation, a guarantee of principal, interest or any combination thereof) of any Person other than the Issuer or any Guarantor during such period; provided that Interest Expense shall exclude any expense associated with the complete write-off of financing fees and expenses in connection with the repayment of any Indebtedness.

“Interest Incurred” of any Person for any period means, without duplication, the aggregate amount of (a) Interest Expense and (b) all capitalized interest and amortized debt issuance costs.

“Interest Protection Agreement” of any Person means any interest rate swap agreement, interest rate collar agreement, option or futures contract or other similar agreement or arrangement designed to protect such Person or any of its Subsidiaries against fluctuations in interest rates with respect to Indebtedness permitted to be incurred under the indentures governing the Applicable Debt then outstanding.

“Issue Date” means October 2, 2012.

“Issuer” shall have the meaning specified in the first paragraph of this Supplemental Indenture, and subject to the provisions of Article 7, shall include its successors and assigns.

“Last Reported Sale Price” of the Class A Common Stock on any date means:

(a)                                 the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Class A Common Stock is traded;

(b)                                 if the Class A Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the average of the last quoted bid and ask prices for the Class A Common Stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization; and

(c)                                  if the Class A Common Stock is not so quoted, the average of the mid-point of the last bid and ask prices for the Class A Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by Hovnanian for this purpose.

“Lien” means, with respect to any Property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Property. For purposes of this definition, a Person shall be deemed to own, subject to a Lien, any Property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such Property.

“Make-Whole Fundamental Change” means any Fundamental Change (as defined above and determined after giving effect to any exceptions to or exclusions from such definition, but without regard to the proviso in clause (b) of the definition thereof).

“Maturity Date” means December 1, 2017.

“Mortgage Subsidiary” means any Subsidiary of Hovnanian substantially all of whose operations consist of the mortgage lending business.

“Non-Recourse Indebtedness” with respect to any Person means Indebtedness of such Person for which (a) the sole legal recourse for collection of principal and interest on such Indebtedness is against the specific property identified in the instruments evidencing or securing such Indebtedness and such property was acquired with the proceeds of such Indebtedness or such Indebtedness was incurred within 90 days after the acquisition of such property and (b) no other assets of such Person may be realized upon in collection of principal or interest on such Indebtedness. Indebtedness that is otherwise Non-Recourse Indebtedness will not lose its character as Non-Recourse Indebtedness because there is recourse to the borrower, any guarantor or any other Person for (i) environmental warranties and indemnities, or (ii) indemnities for and liabilities arising from fraud, misrepresentation, misapplication or non-payment of rents, profits, insurance and condemnation proceeds and other sums actually received by the borrower from secured assets to be paid to the lender, waste and mechanics’ liens.

“Notice of Exchange” shall have the meaning specified in Section 8.02(b).

“open of business” means 9:00 a.m. (New York City time).

“Outstanding” shall have the meaning set forth in the Base Indenture, except that, with respect to the Exchangeable Notes, (x) clause (b) of the definition thereof in the Base Indenture shall be deemed deleted, (y) any reference in the Base Indenture to the principal amount of Securities with respect to the making or giving of any request, demand, authorization, direction, notice, consent or waiver by Holders of the Exchangeable Notes shall be deemed to refer to the Principal Amount at Maturity thereof and (z) the following Exchangeable Notes shall also be deemed to be no longer “Outstanding”:

(i)                                     Exchangeable Notes that have been exchanged pursuant to Article 8; and

(ii)                                  Exchangeable Notes that have been surrendered for repurchase in accordance with Article 9 for which the paying agent holds money sufficient to pay the Fundamental Change Repurchase Price, in accordance with Section 9.03(c).

“Permitted Hovnanian Holder” means, collectively, Ara K. Hovnanian, the members of his immediate family and the members of the immediate family of the late Kevork S. Hovnanian, the respective estates, spouses, heirs, ancestors, lineal descendants, legatees and legal representatives of any of the foregoing and the trustee of any bona fide trust of which one or more of the foregoing are the sole beneficiaries or the grantors thereof, or any entity of which any of the foregoing, individually or collectively, beneficially own more than 50% of the Common Equity.

“Physical Exchangeable Notes” means certificated Exchangeable Notes in registered form issued in denominations of $1,000 Principal Amount at Maturity and integral multiples thereof.

“Principal Amount at Maturity” means, with respect to any Exchangeable Note, the principal sum that the Issuer must pay on the Maturity Date, as set forth on the face of such Exchangeable Note.

“Property” of any Person means all types of real, personal, tangible, intangible or mixed property owned by such Person, whether or not included in the most recent consolidated balance sheet of such Person and its Subsidiaries under GAAP.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Class A Common Stock (or other applicable security) have the right to receive any cash, securities or other property or in which the shares of Class A Common Stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of Class A Common Stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by Hovnanian’s Board of Directors, statute, contract or otherwise).

“Reference Property” shall have the meaning specified in Section 8.07(a).

“Repayment Event” has the meaning specified in Section 10.04.

“Rights Plan” means the Rights Agreement, dated as of August 14, 2008, between Hovnanian and National City Bank, as Rights Agent.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Class A Common Stock is listed or admitted for trading; provided that if the Class A Common Stock is not so listed or traded, “Scheduled Trading Day” means a Business Day.

“Section 382 Exchange Blocker” has the meaning specified in Section 8.12.

“Securities” shall have the meaning specified in the recitals hereto.

“Separate Exchangeable Note” means an Exchangeable Note that is not included as a component of a Unit.

“Settlement Amount” has the meaning specified in Section 8.02(a).

“Share Exchange Event” shall have the meaning specified in Section 8.07(a).

“Significant Subsidiary” means any Subsidiary of Hovnanian which would constitute a “significant subsidiary” as defined in Rule 1-02(w)(1) or (2) of Regulation S-X under the Securities Act and the Exchange Act as in effect on the Issue Date.

“Spin-Off” shall have the meaning specified in Section 8.04(c).

“Stock Price” shall have the meaning specified in Section 8.03(c).

“Subsidiary” of any Person means any corporation or other entity of which a majority of the capital stock having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation or other entity is at the time directly or indirectly owned or controlled by such Person.

“Supplemental Indenture” has the meaning specified in the first paragraph of this Supplemental Indenture.

“Trading Day” means a day on which:

(a)                                  trading in the Class A Common Stock generally occurs on The New York Stock Exchange or, if the Class A Common Stock is not then listed on The New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Class A Common Stock is then listed or, if the Class A Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Class A Common Stock is then traded; and

(b)                                 a Last Reported Sale Price for the Class A Common Stock is available on such securities exchange or market; provided that if the Class A Common Stock is not so listed or traded, “Trading Day” means a Business Day.

“Trigger Event” shall have the meaning specified in Section 8.04(c).

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Supplemental Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“Unit of Reference Property” shall have the meaning specified in Section 8.07(a).

“Units” shall have the meaning specified in the Units Agreement.

“Units Agreement” shall have the meaning specified in the recitals hereto.

“Valuation Period” shall have the meaning specified in Section 8.04(c).

ARTICLE 2
ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF EXCHANGEABLE NOTES

Section 2.01.  Scope of Supplemental Indenture.  This Supplemental Indenture modifies and supplements the provisions of the Base Indenture, to which provisions reference is hereby made.  The changes, modifications and supplements to the Base Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and shall only govern the terms of, the Exchangeable Notes, which may be issued from time to time, and shall not apply to any other Securities that may be issued under the Base Indenture unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements. For all purposes under the Base Indenture, the Exchangeable Notes shall constitute a single series of Securities, and with regard to any matter requiring the consent under the Base Indenture of Holders of multiple series of Securities voting together as a single class, the consent of Holders of the Exchangeable Notes voting as a separate class shall also be required and the same threshold shall apply.  The provisions of this Supplemental Indenture shall supersede any conflicting provisions in the Base Indenture.

Section 2.02.  Designation and Amount.

(a)                                  The Exchangeable Notes are hereby created and authorized as a single series of Securities under the Base Indenture. The Exchangeable Notes shall be designated as the “Zero Coupon Senior Exchangeable Notes due 2017.” The aggregate Principal Amount at Maturity of Exchangeable Notes that may be authenticated and delivered under the Indenture is initially limited to $100,000,000, except for Exchangeable Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Exchangeable Notes in accordance with the Indenture.

(b)                                 On the Issue Date, each of the following shall be issued and authenticated hereunder: (i) an Exchangeable Note with an initial balance of $100,000,000 Principal Amount at Maturity, which shall be a component of a Unit in global form, and (ii) a Global Exchangeable Note with an initial balance of $0 Principal Amount at Maturity.

(c)                                  Exchangeable Notes are issuable in denominations of $1,000 Principal Amount at Maturity and integral multiples thereof.

Section 2.03.  Certificated Notes.

(a)                                  The seventh paragraph of Section 2.8 of the Base Indenture shall be deemed, with respect to the Notes, to be modified by inserting after “Section 2.8” in the first line thereof the parenthesis “(other than in accordance with the terms of the following paragraph)”.

(b)                                 This Section 2.03(b) shall, with respect to the Exchangeable Notes, supersede in their entirety the eighth and ninth paragraphs of Section 2.8 of the Base Indenture, and any reference in the Base Indenture to such paragraphs shall be deemed, with respect to the Exchangeable Notes, to refer to this Section 2.03(b). A beneficial owner of book-entry Exchangeable Notes represented by a Global Exchangeable Note may exchange its beneficial interest in such Global Exchangeable Notes for Physical Exchangeable Notes only if:

(i)                                the Depositary is unwilling or unable to continue as Depositary for such Global Exchangeable Note and the Issuer is unable to find a qualified replacement for such Depositary within 90 days;

(ii)                             at any time the Depositary ceases to be a clearing agency registered under the Exchange Act; or

(iii)                          an Event of Default, or any failure on the part of the Issuer or Hovnanian to observe or perform any covenant or agreement under the Exchangeable Notes or this Indenture, has occurred and is continuing and the beneficial owner of any Exchangeable

Notes represented by a Global Exchangeable Note requests that its Exchangeable Notes be issued in physical, certificated form,

and, in each such case, the Issuer shall execute, and the Trustee, upon receipt of an Issuer Order for the authentication and delivery of Physical Exchangeable Notes, shall authenticate and deliver Physical Exchangeable Notes in any authorized denominations, in an aggregate Principal Amount at Maturity equal to the Principal Amount at Maturity of the Global Exchangeable Note representing such Exchangeable Notes (or in an aggregate Principal Amount at Maturity equal to the Principal Amount at Maturity of the Exchangeable Notes in respect of which a beneficial owner has requested the issuance of Exchangeable Notes in physical, certificated form pursuant to clause (iii) above) in exchange for such Global Exchangeable Note (or the relevant portion thereof).

(c)                                  Notwithstanding anything to the contrary in the Indenture or the Exchangeable Notes, following the occurrence and during the continuance of an Event of Default or any failure on the part of the Issuer or Hovnanian to observe or perform any covenant or agreement under the Exchangeable Notes or this Indenture, any beneficial owner of a Global Exchangeable Note may directly enforce against the Issuer, without the consent, solicitation, proxy, authorization or any other action of the Depositary or any other Person, such beneficial owner’s right to exchange its beneficial interest in such Global Exchangeable Note for a Physical Exchangeable Note in accordance with Section 2.03(b).

(d)                                 For the avoidance of doubt, the terms of Section 2.8 of the Base Indenture shall apply to the Notes except as modified by this Section 2.03.

Section 2.04. Depositary.

(a)                                  The Issuer initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to each Global Exchangeable Note.

(b)                                 If any interest in a Global Exchangeable Note is exchanged for Physical Exchangeable Notes, exchanged for shares of Class A Common Stock pursuant to Article 8, canceled, repurchased or transferred to a transferee who receives Physical Exchangeable Notes therefor or any Physical Exchangeable Note is exchanged or transferred for part of such Global Exchangeable Note, the Principal Amount at Maturity of such Global Exchangeable Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the Trustee, be appropriately reduced or increased, as the case may be.

Section 2.05.  Units.  Upon any separation or recreation of Units or any other event that would cause any Exchangeable Notes included in a Unit to be issued as Separate Exchangeable Notes, (x) in the case of a Global Unit, the Depositary and the Trustee shall reflect on their books and records the appropriate increases and decreases in the number of Exchangeable Notes represented by the Separate Exchangeable Note in global form and the Exchangeable Note included as a component of the Global Unit or (y) in the case of a Unit in definitive form, the Trustee shall exchange Separate Exchangeable Notes for Exchangeable Notes to be included as a component of Units, or vice versa as the case may be, in each case, in accordance with the Units Agreement.

Section 2.06.  Notice of Defaults.

(a)                                  Any Officers’ Certificate furnished to the Trustee pursuant to Section 4.3 of the Base Indenture, which contains notice of any Default or Event of Default with respect to the Exchangeable Notes shall also describe the status thereof and what action the Issuer is taking or proposes to take in respect thereof, and shall make express reference to the Issuer, the Indenture and the Exchangeable Notes.

(b)                                 Section 4.3 of the Base Indenture is hereby deemed amended, with respect to the Exchangeable Notes, by inserting a new clause (e) immediately following clause (d) thereof, as follows:  “(e) to furnish to the Trustee, promptly following the occurrence thereof, notice of any default or Event of Default.”

Section 2.07.  Transfer and Exchange.

(a)                                  The sixth paragraph of Section 2.8 of the Base Indenture shall be superseded in its entirety by Section 2.07(b), and any reference in the Base Indenture to such paragraph shall be deemed to refer to Section 2.07(b).

(b)                                 The Issuer shall not be required to register a transfer of any Exchangeable Note (x) surrendered for exchange for other Exchangeable Notes or (y) surrendered for repurchase (and not withdrawn) pursuant to Section 9.01.

Section 2.08.  Accretion of Principal Amount.  The principal amount (as of any date of determination, the “Accreted Principal Amount”) of the Exchangeable Notes, with respect to each $1,000 Principal Amount at Maturity, on the Issue Date shall be equal to the Initial Principal Amount, and following the Issue Date shall accrete daily at a rate of 5.17% per annum (the “Accretion Rate”), calculated on a semi-annual bond equivalent yield basis, using a 360 day year composed of twelve 30 day months and compounding on June 1 and December 1 of each year, beginning June 1, 2013.

Section 2.09.  Disclaimer.  None of the Issuer, the Trustee, the Security registrar or the paying agent shall have any responsibility or obligation to any beneficial owner in a Global Exchangeable Note, an agent member or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any agent member, with respect to any ownership interest in the Global Exchangeable Note or with respect to the delivery to any agent member, beneficial owner or other Person (other than the Depositary) of any notice or the payment of any amount, under or with respect to such Global Exchangeable Note.  All notices and communications to be given to the Holders and all payments to be made to Holders under the Exchangeable Notes and this Indenture shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Exchangeable Note).  The rights of beneficial owners in a Global Exchangeable Note shall be exercised only through the Depositary subject to the applicable procedures.  The Issuer, the Trustee, the Security registrar and the paying agent shall be entitled to rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.  The Issuer, the Trustee, the paying agent and the security registrar shall be entitled to deal with the Depositary, and any nominee thereof, that is the registered Holder of any Global

Exchangeable Note for all purposes of this Agreement relating to such Global Exchangeable Note (including the payment or delivery of amounts due hereunder and the giving of instructions or directions by or to any beneficial owner) as the sole Holder of such Global Exchangeable Note and shall have no obligations to the beneficial owners thereof.  None of the Issuer, the Trustee, the paying agent and the Security registrar shall have any responsibility or liability for any acts or omissions of the Depositary with respect to such Global Exchangeable Note, for the records of any such Depositary, including records in respect of the beneficial owners of any such Global Exchangeable Note, for any transactions between the Depositary and any agent member or between or among the Depositary, any such agent member and/or any Holder or beneficial owner of such Global Exchangeable Note, or for any transfers of beneficial interests in any such Global Exchangeable Note.

Notwithstanding the foregoing, with respect to any Global Exchangeable Note, nothing herein shall prevent the Issuer, the Trustee, or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by any depositary (or its nominee), as a Holder, with respect to such Global Exchangeable Note or shall impair, as between such Depositary and beneficial owners of such Global Exchangeable Note, the operation of customary practices governing the exercise of the rights of such Depositary (or its nominee) as Holder of such Global Exchangeable Note.

None of the Issuer, the Trustee, the paying agent or the Security registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Exchangeable Note (including any transfers between or among participants of DTC, members or beneficial owners in any Global Exchangeable Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

ARTICLE 3
SATISFACTION AND DISCHARGE

Section 3.01.  Applicability of the Base Indenture.  Article Ten of the Base Indenture shall not apply to the Exchangeable Notes.

Section 3.02.  Satisfaction and Discharge.  The Indenture shall upon request of the Issuer contained in an Officers’ Certificate cease to be of further effect, and the Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of the Indenture, when (a) (i) all Exchangeable Notes theretofore authenticated and delivered (other than Exchangeable Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.9 of the Base Indenture) have been delivered to the Trustee for cancellation; or (ii) the Issuer has deposited with the Trustee or delivered to Holders of the Exchangeable Notes, as applicable, after the Exchangeable Notes have become due and payable, whether at the Maturity Date, at any Fundamental Change Repurchase Date, upon exchange or otherwise, cash or, solely to satisfy the Exchange Obligation, shares of Class A Common Stock (together with cash in lieu of any fractional share) sufficient to pay all of the Outstanding Exchangeable Notes or, in the case of exchange, satisfy the Exchange Obligation, and pay all other sums due and payable under the Indenture by the Issuer; and (b) the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of the Indenture have been complied with.  Notwithstanding the satisfaction and discharge of this Supplemental Indenture, the obligations of the Issuer to the Trustee under Section 6.6 of the Base Indenture shall survive.

Section 2.9 of the Base Indenture is hereby amended, with respect to the Exchangeable Notes, by deleting the words “or is about to mature” in the second sentence of the second paragraph thereof.

ARTICLE 4
PARTICULAR COVENANTS OF THE ISSUER

Section 4.01.  Reports.

(a)                                  Section 4.01(b) shall supersede Section 4.3(a) of the Base Indenture in its entirety and all references in the Base Indenture to such Section 4.3(a) shall be deemed, for the purposes of the Exchangeable Notes, to be references to Section 4.01(b).

(b)                                 Hovnanian shall file with the Commission the annual reports and the information, documents and other reports required to be filed pursuant to Section 13 or 15(d) of the Exchange Act.  Any documents or other reports that Hovnanian is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed by Hovnanian with the Trustee within 15 calendar days after the same are filed with the Commission.  In the event that Hovnanian is no longer subject to such periodic reporting requirements of the Exchange Act, Hovnanian shall nevertheless continue to file reports with the Commission and the Trustee and deliver such reports to each Holder of Exchangeable Notes as if it were subject to such reporting requirements.  Regardless of whether Hovnanian is required to furnish such reports to its stockholders pursuant to the Exchange Act, it shall cause its consolidated financial statements and a “Management’s Discussion and Analysis of Results of Operations and Financial Condition” written report, similar to those that would have been required to appear in annual or quarterly reports filed pursuant to the Exchange Act, to be delivered to Holders of Exchangeable Notes.  The posting of the reports, information and documents referred to in this Section 4.01(b) on Hovnanian’s website or one maintained on its behalf for such purpose shall be deemed to satisfy Hovnanian’s delivery obligations under this Section 4.01(b) to the Trustee and the Holders with respect thereto. Any such document or report that Hovnanian files with the Commission via the Commission’s EDGAR system shall be deemed to be filed with the Trustee and the Holders for purposes of this Section 4.01 at the time such documents are filed via the EDGAR system. The Trustee shall have no obligation to determine whether or not such information, documents or reports have been filed through the EDGAR filing system or posted on Hovnanian’s website or a site maintained on Hovnanian’s behalf. Delivery of the reports and documents described in this Section 4.01 to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including Hovnanian’s or the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely on an Officers’ Certificate).

Section 4.02.  Stay, Extension and Usury Laws.  The Issuer and each Guarantor covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law that would prohibit or forgive the Issuer or any Guarantor from paying all or any portion of the principal (including the Fundamental Change Repurchase Price, if applicable) of the Exchangeable Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of the Indenture; and the Issuer and each Guarantor (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.03. Guarantees.  Hovnanian and each Subsidiary set forth on Schedule 1 hereto shall provide a Guarantee. Hovnanian shall be permitted to cause any other Subsidiary of Hovnanian to provide a Guarantee.  If any Subsidiary of Hovnanian that is not a Guarantor at any time after the date of this Supplemental Indenture guarantees the Issuer’s obligations under any Applicable Debt then outstanding, such Subsidiary must provide a Guarantee.

A Subsidiary required to provide a Guarantee pursuant to Section 10.04 or the immediately preceding sentence shall execute a Guarantee Notation substantially in the form included in the form of Exchangeable Note attached as Exhibit A hereto, execute a supplemental indenture in the form of Exhibit B hereto, and deliver an Opinion of Counsel to the Trustee to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and constitutes a valid and binding obligation of such Subsidiary, enforceable against such Subsidiary in accordance with its terms (subject to customary exceptions).

Section 4.04. Exchange Agent.  The Issuer shall maintain in the Place of Payment an office or agency where the Exchangeable Notes may be presented for exchange pursuant to Article 8 (the “Exchange Agent”).  The Issuer hereby designates the Corporate Trust Office of the Trustee as the Exchange Agent.

Section 4.05. Existence.  Hovnanian and the Issuer shall each do or cause to be done all things necessary to preserve and keep in full force and effect its existence and the existence of each of the other Guarantors in accordance with their respective organizational documents, and the material rights, licenses and franchises of Hovnanian, the Issuer and each other Guarantor; provided that Hovnanian and the Issuer are not required to preserve any such right, license or franchise, or the existence of any other Guarantor, if the maintenance or preservation thereof is no longer desirable in the conduct of the business of Hovnanian, the Issuer and the other Guarantors taken as a whole; and provided further that this Section 4.05 shall not prohibit any transaction otherwise permitted by Section 7.02.

Section 4.06. Payment of Taxes.  Hovnanian shall pay or discharge, and cause each of its Significant Subsidiaries to pay or discharge before the same become delinquent all material taxes, assessments and governmental charges levied or imposed upon Hovnanian or any Significant Subsidiary or its income or profits or property, other than any such tax, assessment or charge the amount, applicability or validity of which is being contested in good faith by appropriate proceedings.

Section 4.07. Reserved.

Section 4.08. Payments. The Issuer covenants and agrees that it shall deposit with the Trustee (or paying agent) all amounts due and payable on each of the Exchangeable Notes on or prior to noon, New York City time, on the respective payment dates.

ARTICLE 5
DEFAULTS AND REMEDIES

Section 5.01.  Events of Default.  Each of the Events of Default set forth in the Base Indenture shall apply with respect to the Exchangeable Notes; provided that (x) the reference in clause (d) of Section 5.1 of the Base Indenture to “90 days” shall be deemed replaced with “60 days”, (y) clauses (e), (f) and (g) of Section 5.1 of the Base Indenture shall be superseded in their entirety by clauses (g), (h) and (i) below, respectively and (z) for the avoidance of doubt, any failure to pay the Fundamental Change Repurchase Price when due shall constitute an Event of Default under Section 5.1(c) of the Base Indenture.  In addition, each of the following shall be an “Event of Default” with respect to the Exchangeable Notes:

(a)                                  Hovnanian’s failure to comply with the Exchange Obligation upon exercise of a Holder’s exchange right pursuant to Article 8;

(b)                                 failure by the Issuer to provide a Fundamental Change Company Notice pursuant to Section 9.01(b) or to give notice of a Make-Whole Fundamental Change pursuant to Section 8.03(b), in each case, when due;

(c)                                  failure by the Issuer or any Guarantor to comply with its obligations under Article 7 of this Supplemental Indenture;

(d)                                 the acceleration of any Indebtedness (other than Non-Recourse Indebtedness) of the Issuer or any Guarantor that has an outstanding principal amount of $25.0 million or more, individually or in the aggregate, and such acceleration does not cease to exist, or such Indebtedness is not satisfied, in either case within 30 days after such acceleration;

(e)                                  the failure by the Issuer or any Guarantor to make any principal or interest payment in an amount of $25.0 million or more, individually or in the aggregate, in respect of Indebtedness (other than Non-Recourse Indebtedness) of the Issuer or any Guarantor within 30 days of such principal or interest becoming due and payable (after giving effect to any applicable grace period set forth in the documents governing such Indebtedness);

(f)                                    a final judgment or judgments that exceed $25.0 million or more, individually or in the aggregate, for the payment of money having been entered by a court or courts of competent jurisdiction against the Issuer or any Guarantor and such judgment or judgments is not satisfied, stayed, annulled or rescinded within 60 days of being entered;

(g)                                 a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)                                is for relief against Hovnanian, the Issuer or any other Guarantor that is a Significant Subsidiary as debtor in an involuntary case;

(ii)                             appoints a Custodian of Hovnanian, the Issuer or any other Guarantor that is a Significant Subsidiary or a Custodian for all or substantially all of the property of Hovnanian, the Issuer or any other Guarantor that is a Significant Subsidiary; or

(iii)                          orders the liquidation of Hovnanian, the Issuer or any other Guarantor that is a Significant Subsidiary,

and the order or decree remains unstayed and in effect for 60 days;

(h)                                 Hovnanian, the Issuer or any other Guarantor that is a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(i)                                commences a voluntary case;

(ii)                             consents to the entry of an order for relief against it in an involuntary case;

(iii)                          consents to the appointment of a Custodian of it or for all or substantially all of its property; or

(iv)                         makes a general assignment for the benefit of creditors; or

(i)                           Hovnanian’s Guarantee or any Guarantee of a Guarantor that is a Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Guarantee and the Indenture) or is declared null and void and unenforceable or found to be invalid or any Guarantor denies its liability under its Guarantee (other than by reason of release of a Guarantor from its Guarantee in accordance with the terms of the Indenture and such Guarantee).

Section 5.02.  Acceleration of Maturity.

(a)                                  The first sentence of the second paragraph and the entire third paragraph of Section 5.1 of the Base Indenture shall be superseded in their entirety by this Section 5.02, and all references in the Base Indenture to such provisions shall be deemed to refer to this Section 5.02.

(b)                                 If an Event of Default (other than an Event of Default with respect to Hovnanian or the Issuer specified in Section 5.01(g) or Section 5.01(h)) shall have occurred and be continuing, either the Trustee by notice to the Issuer, or the Holders of at least 25% in aggregate Principal

Amount at Maturity of the Exchangeable Notes then Outstanding by notice in writing to the Issuer and the Trustee, may declare the Exchangeable Notes to be immediately due and payable, and upon any such declaration the Accreted Principal Amount, as of the date of acceleration, shall be due and payable immediately. If an Event of Default with respect to Hovnanian or the Issuer specified in Section 5.01(g) or Section 5.01(h) occurs, the Accreted Principal Amount, as of the date of acceleration, shall automatically become due and payable without any declaration, notice or other act on the part of the Trustee, the Issuer, any Guarantor or any Holder.

Section 5.03.  Rescission and Annulment.

(a)                                  The second and third sentences of the second paragraph under Section 5.1 of the Base Indenture shall be superseded in their entirety by this Section 5.03, and all references in the Base Indenture to such provisions shall be deemed to refer to this Section 5.03.

(b)                                 Holders of a majority in Principal Amount at Maturity of the Outstanding Exchangeable Notes, by written notice to the Issuer and to the Trustee, may rescind any acceleration under Section 5.02 with respect to the Exchangeable Notes and its consequences (except with respect to non-payment of principal or any Fundamental Change Repurchase Price, the failure to deliver the consideration due upon exchange or any other provision that requires the consent of each affected Holder to amend) if:

(i)                                such rescission would not conflict with any judgment or decree of a court of competent jurisdiction;

(ii)                             all existing Events of Default, other than the nonpayment of the Accreted Principal Amount of the Exchangeable Notes that has become due solely by such declaration of acceleration, have been cured or waived; and

(iii)                          there has been deposited with the Trustee a sum sufficient to pay its fees and expenses in connection with the relevant Event of Default.

No such rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon.

Section 5.04.  Payments of Exchangeable Notes on Default; Suit Therefor. Section 5.2 of the Base Indenture shall apply to the Exchangeable Notes; provided that:

(a)                                  the references therein to “principal” shall, with respect to the Exchangeable Notes, be deemed to include, if applicable, the Accreted Principal Amount thereof or the Fundamental Change Repurchase Price therefor;

(b)                                 the reference therein to “the rate borne by the Securities” shall, with respect to the Exchangeable Notes, be deemed to refer to the Accretion Rate; and

(c)                                  neither such Section nor any other provision of the Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of the Exchangeable Notes any plan of reorganization, arrangement, adjustment or composition affecting the Holder or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder of the Exchangeable Notes in any such proceeding.

Section 5.05.  Application of Monies Collected by Trustee.  Each reference in Section 5.3 of the Base Indenture to the “rate borne by the Securities of such series” shall, with respect to the Exchangeable Notes, be deemed to refer to the Accretion Rate.

Section 5.06.  Proceedings by Holders of the Exchangeable Notes.

(a)                                  Section 5.4 of the Base Indenture shall be superseded in its entirety by this Section 5.06, and all references in the Base Indenture to such Section 5.4 shall be deemed to refer to this Section 5.06.

(b)                                 No Holder of any Exchangeable Note shall have any right by virtue of or by availing of any provision of the Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to the Indenture, or for the appointment of a receiver, trustee, liquidator, Custodian or other similar official, or for any other remedy hereunder, except to enforce the right to receive payment of principal of the Exchangeable Notes when due (including, if applicable, any Fundamental Change Repurchase Price) or the right to receive delivery of the consideration due upon exchange of the Exchangeable Notes, unless:

(i)                                such Holder shall have given to the Trustee written notice of an Event of Default and of the continuance thereof;

(ii)                             the Holders of at least 25% in Principal Amount at Maturity of the Exchangeable Notes then Outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding;

(iii)                          such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

(iv)                         the Trustee shall not have complied with such request within 60 calendar days after the receipt of the request and the offer of security or indemnity; and

(v)                            the Holders of a majority in Principal Amount at Maturity of the Outstanding Exchangeable Notes have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period pursuant to Section 5.7 of the Base Indenture;

it being understood and intended, and being expressly covenanted by the taker and Holder of every Exchangeable Note with every other taker and Holder of the Exchangeable Notes and the Trustee that no one or more Holders of the Exchangeable Notes shall have any right in any manner whatever by virtue of or by availing of any provision of the Indenture to affect, disturb or prejudice the rights of any other Holder of the Exchangeable Notes, or to obtain or seek to obtain priority over or preference to any other such Holder of the Exchangeable Notes, or to enforce any right under the Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of the Exchangeable Notes (except as otherwise provided herein).  For the protection and enforcement of this Section 5.06, each and every Holder of the

Exchangeable Notes and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provision of the Indenture and any provision of the Exchangeable Notes, the right of the Holder of any Exchangeable Note to receive payment or delivery, as the case may be, of (x) the principal (including the Fundamental Change Repurchase Price, if applicable) of, and (y) the consideration due upon exchange of, such Exchangeable Note, on or after the respective due dates expressed or provided for in such Exchangeable Note or in the Indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be, on or after such respective dates against the Issuer shall not be impaired or affected without the consent of such Holder.

Section 5.07.  Waiver of Defaults by Majority of Holders of the Exchangeable Notes.  The Holders of a majority in aggregate Principal Amount at Maturity of the Exchangeable Notes may waive any Default or Event of Default pursuant to Section 5.7 of the Base Indenture, subject to the limitations set forth therein; provided that no such waiver shall extend to any Default or Event of Default with respect to a failure (x) to deliver the consideration due upon exchange of the Exchangeable Notes, (y) to pay the principal (including the Fundamental Change Repurchase Price, if applicable) of the Exchangeable Notes or (z) to comply with any other provision that requires the consent of each affected Holder to amend.

Section 5.08.  Notice of Defaults.  Section 5.8 of the Base Indenture shall apply, without regard to the proviso set forth therein, to any Default or Event of Default (x) in the payment of the Fundamental Change Repurchase Price (if applicable) or (y) in the delivery of the consideration due upon exchange of the Exchangeable Notes.

Section 5.09. Undertaking to Pay Costs.  Notwithstanding anything to the contrary in the Base Indenture, Section 5.9 thereof shall not apply to any suit instituted by any Holder (x) to enforce such Holder’s right to receive the Fundamental Change Repurchase Price (if applicable) or (y) for the enforcement of the right to exchange any Exchangeable Note in accordance with the provisions of Article 8.

Section 5.10. Direction by Majority Holders.  Section 5.7 of the Base Indenture is hereby amended by inserting the following phrase at the end of the first sentence thereof: “or is in conflict with the terms of the Indenture”.

ARTICLE 6
SUPPLEMENTAL INDENTURES

Section 6.01.  Supplemental Indentures Without Consent of Holders.  The Issuer, when authorized by a Board Resolution (which resolution may provide general terms or parameters for such action and may provide that the specific terms of such action may be determined in accordance with or pursuant to an Issuer Order), and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act of 1939 as in force at the date of the execution thereof) for one or more of the following purposes, in addition to the purposes set forth in Section 8.1 of the Base Indenture:

(a)                                  Upon the occurrence of a Share Exchange Event, solely (x) to provide that the Exchangeable Notes are convertible or exchangeable, as the case may be, into Reference Property and (y) effect the related changes to the terms of the Exchangeable Notes, in each case, in accordance with Section 8.07; or

(b)                                 conform the text of the Indenture, the Exchangeable Notes or the Guarantees to the  to the “Description of Debt Securities” section of the prospectus dated April 18, 2011, as supplemented and/or amended by the “Description of the Exchangeable Notes” and “Limitation on Beneficial Ownership of Class A Common Stock and Exchange of the Units and Separate Exchangeable Notes” sections of the preliminary prospectus supplement dated September 18, 2012, relating to the offering and sale of the Units, and the related pricing term sheet dated September 19, 2012 (except with respect to clauses (g), (h) and (i) of Section 5.01).

For purposes of the Exchangeable Notes, the language in clause (g) of Section 8.1 of the Base Indenture beginning “, and to add to this Indenture…” through the end of such clause shall be deemed to have been deleted.

Section 6.02.  Supplemental Indentures With Consent of Holders.  Subject to the last paragraph of Section 5.06, the Indenture may be modified or supplemented in accordance with Section 8.2 of the Base Indenture; provided that, in addition to the restrictions set forth in the first paragraph of Section 8.2 of the Base Indenture, without the written consent of each Holder of an Outstanding Exchangeable Note affected thereby, no such supplemental indenture may:

(a)                                  make any change adverse to the interests of the Holders in the terms and conditions of any Guarantee by Hovnanian or any other Guarantor;

(b)                                 release any Guarantee otherwise than in accordance with the Indenture;

(c)                                  change Section 2.088 or any other provision herein or in the Exchangeable Notes relating to the accretion of principal of the Exchangeable Notes;

(d)                                 make any change that affects the exchange rights of any Exchangeable Notes in a manner adverse to the Holders thereof; or

(e)                                  reduce the Fundamental Change Repurchase Price of any Exchangeable Note or amend or modify in any manner adverse to the Holders of Exchangeable Notes the Issuer’s obligation to make such payment, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise.

Section 6.03.  Evidence of Compliance of Supplemental Indenture to be Furnished to Trustee.  For the avoidance of doubt, Section 8.4 of the Base Indenture shall apply to any supplemental indenture entered into pursuant to this Article 6 as if it had been entered into pursuant to Article Eight of the Base Indenture.

ARTICLE 7
CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

Section 7.01.  Applicability of Article Nine of the Base Indenture.  Article Nine of the Base Indenture shall not apply to the Exchangeable Notes. The provisions set forth in this Article 7 shall, with respect to the Exchangeable Notes, supersede in their entirety Article Nine of the Base Indenture, and all references in the Base Indenture to such Article Nine shall, with respect to the Exchangeable Notes, be deemed to be references to this Article 7.

Section 7.02.  Consolidation Transactions.  Neither the Issuer nor any Guarantor shall consolidate or merge with or into, or sell, lease, convey or otherwise transfer all or substantially all of its assets (including, without limitation, by way of liquidation or dissolution), or assign any of its obligations under the Exchangeable Notes, the Guarantees or the Indenture (as an entirety or substantially as an entirety in one transaction or in a series of related transactions), to any Person (in each case other than in a transaction in which Hovnanian, the Issuer or a Guarantor is the survivor of a consolidation or merger, or the transferee in a sale, lease, conveyance or other transfer) (any such transaction, a “Consolidation Transaction”) unless:

(a)                                  the Person formed by or surviving such consolidation or merger (if other than Hovnanian, the Issuer or the Guarantor, as the case may be), or to which such sale, lease, conveyance or other disposition or assignment will be made (collectively, the “Exchangeable Notes Successor”), is a corporation organized and existing under the laws of the United States or any state thereof or the District of Columbia, and the Exchangeable Notes Successor assumes by supplemental indenture in a form reasonably satisfactory to the Trustee all of the obligations of Hovnanian, the Issuer or the Guarantor, as the case may be, under the Exchangeable Notes or the applicable Guarantee, as the case may be, and the Indenture; and

(b)                                 immediately after giving effect to such transaction, no Default or Event of Default has occurred and is continuing.

The foregoing provisions shall not apply to a transaction involving the sale or disposition of Capital Stock of a Guarantor, or the consolidation or merger of a Guarantor, or the sale, lease, conveyance or other transfer of all or substantially all of the assets of a Guarantor, that in any such case results in such Guarantor being released from its Guarantee pursuant to Section 10.04.

Section 7.03.  Exchangeable Notes Successor to be Substituted.  Upon any such Consolidation Transaction, the Exchangeable Notes Successor (if not Hovnanian, the Issuer or the applicable Guarantor, as the case may be) shall succeed to, and may exercise every right and power of, Hovnanian, the Issuer or the applicable Guarantor, as the case may be, under the Indenture and the Exchangeable Notes or the applicable Guarantee, as the case may be, with the same effect as if such successor had been named as such party herein and therein; and thereafter the Issuer or such Guarantor, as the case may be, shall be discharged from its obligations hereunder and thereunder, except in the case of any such lease.

In case of any such Consolidation Transaction, such changes in phraseology and form (but not in substance) may be made in the Exchangeable Notes thereafter to be issued as may be appropriate.

Section 7.04.  Opinion of Counsel to be Given to Trustee.  The Issuer shall not enter into any such Consolidation Transaction unless the Trustee has received an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that such Consolidation Transaction and any such assumption and, if a supplemental indenture is required in connection with such Consolidation Transaction, such supplemental indenture, complies with the provisions of this Article 7.

ARTICLE 8
EXCHANGE OF EXCHANGEABLE NOTES

Section 8.01.  Exchange Right.  Subject to and upon compliance with the provisions of this Article 8, each Holder of an Exchangeable Note shall have the right, at such Holder’s option, to exchange all or any portion (if the portion to be exchanged is $1,000 Principal Amount at Maturity or an integral multiple thereof) of such Exchangeable Note at any time prior to the close of business on the Business Day immediately preceding the Maturity Date at the Exchange Rate.

Section 8.02.  Exchange Procedure; Settlement Upon Exchange.

(a)                                  Upon exchange of any Exchangeable Note, the Issuer agrees to deliver to the exchanging Holder, in respect of each $1,000 Principal Amount at Maturity of Exchangeable Notes being exchanged, a number of shares of Class A Common Stock equal to the Exchange Rate on the Exchange Date, together with a cash payment, if applicable, in lieu of any fractional share of Class A Common Stock in accordance with Section 8.02(i) (such shares and cash, collectively, the “Settlement Amount”), on the third Business Day immediately following the relevant Exchange Date (such obligation, the “Exchange Obligation”). Hovnanian agrees with each Holder and the Issuer that upon any exchange of an Exchangeable Note, Hovnanian shall deliver the Settlement Amount on behalf of the Issuer, and in satisfaction of the Issuer’s obligation, to the exchanging Holder on the third Business Day immediately following the relevant Exchange Date.

(b)                                 The holder of a beneficial interest in a Global Exchangeable Note (whether or not such Exchangeable Note is a component of a Unit), to effect an exchange, must comply with applicable procedures of the Depositary therefor.  Subject to Section 8.02(e), before any Holder of a Physical Exchangeable Note (whether or not such Exchangeable Note is a component of a Unit) shall be entitled to exchange an Exchangeable Note as set forth above, such Holder shall (1) complete, manually sign and deliver an irrevocable notice to the Exchange Agent as set forth in the Form of Notice of Exchange (or a facsimile thereof) (a “Notice of Exchange”) at the office of the Exchange Agent and state in writing therein the Principal Amount at Maturity of Exchangeable Notes to be exchanged and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any shares of Class A Common Stock to be delivered upon settlement of the Exchange Obligation to be registered, (2) (i) if such Exchangeable Notes are Separate Exchangeable Notes, surrender such Exchangeable Notes, duly endorsed to the Issuer or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Exchange Agent or (ii) if such Exchangeable Notes are components of Units, surrender such Units to the Units Agent as specified in the Units Agreement and (3) if required, furnish appropriate endorsements and transfer documents.  The Trustee (and, if different, the Exchange Agent) shall notify the Issuer of any exchange pursuant to this Article 8 no later than the Business Day following the Exchange Date for such exchange.  No Holder may surrender Exchangeable Notes for exchange if such Holder has also delivered a Fundamental Change Repurchase Notice to the Issuer in respect of such Exchangeable Notes and not validly withdrawn such Fundamental Change Repurchase Notice in accordance with Section 9.02.  Hovnanian agrees with each Holder and the Issuer that upon any exchange of an Exchangeable Note, Hovnanian shall deliver the Settlement Amount on behalf of the Issuer, and in satisfaction of the Issuer’s obligation, to the exchanging Holder on the third Business Day immediately following the relevant Exchange Date.

If more than one Exchangeable Note shall be surrendered for exchange at one time by the same Holder of the Exchangeable Notes, the Exchange Obligation with respect to such Exchangeable Notes shall be computed on the basis of the aggregate Principal Amount at Maturity of the Exchangeable Notes (or specified portions thereof to the extent permitted thereby) so surrendered.

(c)                                  An Exchangeable Note shall be deemed to have been exchanged immediately prior to the close of business on the date (the “Exchange Date”) that the Holder of the Exchangeable Note has complied with the requirements set forth in subsection (b) above.  The Issuer agrees to deliver the Settlement Amount due upon exchange on the third Business Day immediately following the relevant Exchange Date.  Hovnanian agrees with each Holder and the Issuer that upon any exchange of an Exchangeable Note, Hovnanian shall deliver the Settlement Amount on behalf of the Issuer, and in satisfaction of the Issuer’s obligation, to the exchanging Holder on the third Business Day immediately following the relevant Exchange Date. If any shares of Class A Common Stock are due to exchanging Holders of the Exchangeable Notes, Hovnanian or the Issuer shall deliver to such Holder, or such Holder’s nominee or nominees, certificates or a book-entry transfer through the Depositary for the full number of shares of Class A Common Stock to which such Holder shall be entitled in satisfaction of the Exchange Obligation.

(d)                                 In case any Exchangeable Note shall be surrendered for partial exchange, in $1,000 Principal Amount at Maturity or an integral multiple thereof, the Issuer shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Exchangeable Note so surrendered a new Exchangeable Note or Exchangeable Notes in authorized denominations in an aggregate Principal Amount at Maturity equal to the unexchanged portion of the surrendered Exchangeable Note, without payment of any service charge by the exchanging Holder of the Exchangeable Notes but, if required by the Issuer or Trustee, with payment of a sum sufficient to cover any transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Exchangeable Notes issued upon such exchange being different from the name of the Holder of the old Exchangeable Notes surrendered for such exchange.

(e)                                  If a Holder of the Exchangeable Notes submits an Exchangeable Note for exchange, the Issuer shall pay any documentary, stamp or similar issue or transfer tax due on the issuance of any shares of Class A Common Stock upon exchange of such Exchangeable Note, unless the tax is due because the Holder requests such shares of Class A Common Stock to be issued in a name other than such Holder’s name, in which case such Holder shall pay that tax.  Hovnanian and the Issuer may refuse to deliver the certificates representing the shares of Class A Common Stock being issued in a name other than such Holder’s name until the Holder pays a sum sufficient to pay any tax that is due by such Holder in accordance with the immediately preceding sentence.

(f)                                    Hovnanian shall notify the Trustee in writing of any exchange of Exchangeable Notes effected through any Exchange Agent other than the Trustee.

(g)                                 Hovnanian’s or the Issuer’s delivery of the Settlement Amount upon exchange of any Exchangeable Note shall be deemed to satisfy in full the Issuer’s obligation to pay the principal amount of the Exchangeable Note.

(h)                                 The Person in whose name the certificate for any shares of Class A Common Stock delivered upon exchange is registered shall become the holder of record of such shares as of the close of business on the relevant Exchange Date.  Upon exchange of an Exchangeable Note, the Holder thereof shall surrender all of its rights with respect to such Exchangeable Note, other than the right to receive the Settlement Amount due upon exchange.

(i)                                     Hovnanian shall not issue any fractional share of Class A Common Stock upon exchange of the Exchangeable Notes and shall instead pay cash in lieu of any fractional share of Class A Common Stock issuable upon exchange based on the Last Reported Sale Price of the Class A Common Stock on the relevant Exchange Date.

Section 8.03.  Adjustment to Exchange Rate upon Exchange upon a Make-Whole Fundamental Change.  (a)  If the Effective Date of a Make-Whole Fundamental Change occurs prior to the Maturity Date and a Holder of the Exchangeable Notes elects to exchange its Exchangeable Notes in connection with such Make-Whole Fundamental Change, the Issuer shall, under the circumstances described below, increase the Exchange Rate for the Exchangeable Notes so surrendered for exchange by a number of additional shares of Class A Common Stock (the “Additional Shares”), as described below.  An exchange of Exchangeable Notes shall be deemed for these purposes to be “in connection with” such Make-Whole Fundamental Change if the relevant Notice of Exchange is received by the Exchange Agent (or, in the case of a Global Exchangeable Note, notice of exchange is delivered in accordance with the procedures of the Depositary) from, and including, the Effective Date of the Make-Whole Fundamental Change up to, and including, the Business Day immediately prior to the related Fundamental Change Repurchase Date (or, in the case of a Make-Whole Fundamental Change that would have been a Fundamental Change but for the proviso in clause (b) of the definition thereof, the 35th Trading Day immediately following the Effective Date of such Make-Whole Fundamental Change).

(b)                                 Upon surrender of Exchangeable Notes for exchange in connection with a Make-Whole Fundamental Change, Hovnanian or the Issuer shall, pay or deliver, as the case may be, the consideration due in respect of such exchanged Exchangeable Notes in accordance with Section 8.02 and, if applicable, Section 8.07, based on the Exchange Rate as increased to reflect the Additional Shares determined pursuant to the table set forth in Section 8.03(e).  The Issuer shall notify the Holders of Exchangeable Notes, the Trustee and the Exchange Agent in writing of the Effective Date of any Make-Whole Fundamental Change and issue a press release announcing such Effective Date no later than five Business Days after such Effective Date.

(c)                                  The number of Additional Shares, if any, by which the Exchange Rate shall be increased for exchange in connection with a Make-Whole Fundamental Change shall be determined by reference to the table set forth in Section 8.03(e), based on the date on which the Make-Whole Fundamental Change occurs or becomes effective (the “Effective Date”) and the price (the “Stock Price”) paid (or deemed to be paid) per share of Class A Common Stock in the Make-Whole Fundamental Change.  If the holders of Class A Common Stock receive in exchange for their Class A Common Stock only cash in a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the Stock Price shall be the cash amount paid per share.  Otherwise, the Stock Price shall be the average of the Last Reported Sale Prices of the Class A Common Stock over the five Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date of the Make-Whole Fundamental Change.

(d)                                 The Stock Prices set forth in the column headings of the table below shall be adjusted as of any date on which the Exchange Rate of the Exchangeable Notes is otherwise adjusted.  Each adjusted Stock Price shall equal the Stock Price applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Exchange Rate immediately prior to such adjustment giving rise to the Stock Price adjustment and the denominator of which is the Exchange Rate as so adjusted.  The number of Additional Shares set forth in the table in Section 8.03(e) shall be adjusted in the same manner and at the same time as the Exchange Rate as set forth in Section 8.04.

(e)                                  The following table sets forth the number of Additional Shares to be received per $1,000 Principal Amount at Maturity of Exchangeable Notes pursuant to this Section 8.03 for each Stock Price and Effective Date set forth below:

	Stock Price
Effective Date	$3.85	$4.25	$4.50	$4.75	$5.00	$5.25	$5.50	$5.75	$6.00	$6.50	$7.00	$8.00
October 2, 2012	14.0842	11.7127	8.9061	6.6653	4.8852	3.4823	2.3905	1.5565	0.9369	0.2105	0.0000	0.0000
December 1, 2013	26.2660	17.0736	13.3877	10.4018	7.9858	6.0371	4.4736	3.2293	2.2511	0.9259	0.2362	0.0000
December 1, 2014	37.3518	23.2976	18.5617	14.6995	11.5502	8.9853	6.9016	5.2163	3.8614	1.9339	0.7870	0.0000
December 1, 2015	49.0167	30.0298	23.9841	19.0544	15.0382	11.7714	9.1205	6.9770	5.2526	2.7836	1.2762	0.0601
December 1, 2016	61.2920	37.4204	29.3928	22.8900	17.6548	13.4676	10.1422	7.5210	5.4729	2.6791	1.1032	0.0189
December 1, 2017	74.2114	49.7654	36.6935	24.9976	14.4712	4.9474	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact Stock Prices and Effective Dates may not be set forth in the table above, in which case:

(i)                                If the Stock Price is between two Stock Prices in the table or the Effective Date is between two Effective Dates in the table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the earlier and later Effective Dates based on a 365-day year, as applicable.

(ii)                             If the Stock Price is greater than $8.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to subsection (d) above), no Additional Shares shall be added to the Exchange Rate.

(iii)                          If the Stock Price is less than $3.85 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to subsection (d) above), no Additional Shares shall be added to the Exchange Rate.

Notwithstanding the foregoing, in no event shall the Exchange Rate per $1,000 Principal Amount at Maturity of Exchangeable Notes exceed 259.7402, subject to adjustment in the same manner as the Exchange Rate pursuant to Section 8.04.

(f)                                    Nothing in this Section 8.03 shall prevent an adjustment to the Exchange Rate pursuant to Section 8.04 in respect of a Make-Whole Fundamental Change.

Section 8.04.  Adjustment of Exchange Rate.  The Exchange Rate shall be adjusted from time to time by the Issuer if any of the following events occurs, except that the Issuer shall not make any adjustments to the Exchange Rate if Holders of the Exchangeable Notes participate (other than in the case of a share split or share combination), at the same time and upon the same terms as holders of the Class A Common Stock and solely as a result of holding the Exchangeable Notes, in any of the transactions described in this Section 8.04, without having to exchange their Exchangeable Notes, as if they held a number of shares of Class A Common Stock equal to the Exchange Rate, multiplied by the number of Exchangeable Notes held by such Holder of the Exchangeable Notes.

(a)                                  If Hovnanian exclusively issues shares of Class A Common Stock as a dividend or distribution on all or substantially all of the shares of Class A Common Stock, or if Hovnanian effects a share split or share combination, the Exchange Rate shall be adjusted based on the following formula:

where,

ER0                                 =                            the Exchange Rate in effect immediately prior to the close of business on the Record Date of such dividend or distribution, or immediately prior to the open of business on the Effective Date of such share split or share combination, as applicable;

ER1                                 =                            the Exchange Rate in effect immediately after the close of business on such Record Date or immediately after the open of business on such Effective Date, as applicable;

OS0                                =                            the number of shares of Class A Common Stock outstanding immediately prior to the close of business on the Record Date or immediately prior to the open of business on such Effective Date, as applicable; and

OS1                                =                            the number of shares of Class A Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this Section 8.04(a) shall become effective immediately after the close of business on the Record Date for such dividend or distribution, or immediately after the open of business on the Effective Date for such share split or share combination, as applicable.  If any dividend or distribution of the type described in this Section 8.04(a) is declared but not so paid or made, the Exchange Rate shall be immediately readjusted, effective as of the date Hovnanian’s Board of Directors determines not to pay such dividend or distribution, to the Exchange Rate that would then be in effect if such dividend or distribution had not been declared.

(b)         If Hovnanian issues to all or substantially all holders of its shares of Class A Common Stock any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of Class A Common Stock at a price per share that is less than the average of the Last Reported Sale Prices of the Class A Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Exchange Rate shall be increased based on the following formula:

where,

ER0                                 =                            the Exchange Rate in effect immediately prior to the close of business on the Record Date for such issuance;

ER1                                 =                            the Exchange Rate in effect immediately after the close of business on such Record Date;

OS0                                =                            the number of shares of Class A Common Stock outstanding immediately prior to the close of business on such Record Date;

X                                            =                            the total number of shares of Class A Common Stock issuable pursuant to such rights, options or warrants; and

Y                                             =                            the number of shares of Class A Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Last Reported Sale Prices of the Class A Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this Section 8.04(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the close of business on the Record Date for such issuance.  To the extent that shares of Class A Common Stock are not delivered after the expiration of such rights, options or warrants, the Exchange Rate shall be decreased to the Exchange Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Class A Common Stock actually delivered.  If such rights, options or warrants are not so issued, the Exchange Rate shall be decreased to the Exchange Rate that would then be in effect if such Record Date for such issuance had not occurred.

For purposes of this Section 8.04(b), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of Class A Common Stock at less than such average of the Last Reported Sale Prices of the Class A Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such shares of Class A Common Stock, there shall be taken into account any consideration received by Hovnanian for such rights, options or warrants and any amount payable on exercise or exchange thereof, the value of such consideration, if other than cash, to be determined by Hovnanian’s Board of Directors.

(c)                        If Hovnanian distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of the Class A Common Stock, excluding (i) dividends, distributions or issuances (including share splits) as to which an adjustment was effected pursuant to Section 8.04(a) or Section 8.04(b), (ii) dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to Section 8.04(d), (iii) Spin-Offs as to which the provisions set forth below in this Section 8.04(c) shall apply and (iv) any cash, securities or other property that is distributed in, and will constitute Reference Property as a result of, a Share Exchange Event pursuant to Section 8.07 (any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities of the Issuer, the “Distributed Property”), then the Exchange Rate shall be increased based on the following formula:

where,

ER0                                 =                            the Exchange Rate in effect immediately prior to the close of business on the Record Date for such distribution;

ER1                                 =                            the Exchange Rate in effect immediately after the close of business on such Record Date;

SP0                                  =                            the average of the Last Reported Sale Prices of the Class A Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV                          =                            the fair market value (as determined by Hovnanian’s Board of Directors) of the Distributed Property with respect to each outstanding share of Class A Common Stock on the Record Date for such distribution.

Any increase made under the portion of this Section 8.04(c) above shall become effective immediately after the close of business on the Record Date for such distribution.  If such distribution is not so paid or made, the Exchange Rate shall be decreased to the Exchange Rate that would then be in effect if such distribution had not been declared.  Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of an Exchangeable Note shall receive, in respect of each $1,000 Principal Amount at Maturity thereof, at the same time and upon the same terms as holders of the Class A Common Stock receive the Distributed Property, the amount and kind of Distributed Property such Holder would have received if such Holder owned a number of shares of Class A Common Stock equal to the Exchange Rate in effect on the Record Date for the distribution.  If Hovnanian’s Board of Directors determines the “FMV” (as defined above) of any distribution for purposes of this Section 8.04(c) by reference to the actual or when-issued trading market for any securities, it shall in doing so consider the prices in such market over the same period used in computing SP0.

With respect to an adjustment pursuant to this Section 8.04(c) where there has been a payment of a dividend or other distribution on the Class A Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of Hovnanian, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Exchange Rate shall be increased based on the following formula:

where,

ER0                                 =                            the Exchange Rate in effect immediately prior to the close of business on the last Trading Day of the Valuation Period;

ER1                                 =                            the Exchange Rate in effect immediately after the close of business on the last Trading Day of the Valuation Period;

FMV0                     =                            the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Class A Common Stock applicable to one share of Class A Common Stock (determined by reference to the definition of Last Reported Sale Price as set forth in Section 1.01 as if references therein to Class A Common Stock were to such Capital Stock or similar equity interest) over the first 10 consecutive Trading Day period after, and including, the effective date of the Spin-Off (the “Valuation Period”); and

MP0                             =                            the average of the Last Reported Sale Prices of the Class A Common Stock over the Valuation Period.

The adjustment to the Exchange Rate under the preceding paragraph shall occur on the last Trading Day of the Valuation Period; provided that in respect of any exchange during the Valuation Period, references in the portion of this Section 8.04(c) related to Spin-Offs to 10 consecutive Trading Days shall be deemed to be replaced with such lesser number of Trading Days as have elapsed between the effective date of such Spin-Off and the Exchange Date in determining the Exchange Rate.

For purposes of this Section 8.04(c) (and subject in all respects to Section 8.11), rights, options or warrants distributed by Hovnanian to all holders of its shares of Class A Common Stock entitling them to subscribe for or purchase shares of Hovnanian’s Capital Stock, including shares of Class A Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of Class A Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the shares of Class A Common Stock, shall be deemed not to have been distributed for purposes of this Section 8.04(c) (and no adjustment to the Exchange Rate under this Section 8.04(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Exchange Rate shall be made under this Section 8.04(c).  If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the Issue Date, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Record Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof).  In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Exchange Rate under this Section 8.04(c) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Exchange Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Exchange Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of shares of Class A Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of shares of Class A Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Exchange Rate shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of Section 8.04(a), Section 8.04(b) and this Section 8.04(c), if any dividend or distribution to which this Section 8.04(c) is applicable also includes one or both of:

(A)                              a dividend or distribution of shares of Class A Common Stock to which Section 8.04(a) is applicable (the “Clause A Distribution”); or

(B)                                a dividend or distribution of rights, options or warrants to which Section 8.04(b) is applicable (the “Clause B Distribution”),

then (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 8.04(c) is applicable (the “Clause C Distribution”) and any Exchange Rate adjustment required by this Section 8.04(c) with respect to such Clause C Distribution shall then be made, and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Exchange Rate adjustment required by Section 8.04(a) and Section 8.04(b) with respect thereto shall then be made, except that, if determined by the Issuer (I) the “Record Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Record Date of the Clause C Distribution and (II) any shares of Class A Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the close of business on the Record Date or immediately prior to the open of business on such Effective Date, as applicable” within the meaning of Section 8.04(a) or “outstanding immediately prior to the close of business on such Record Date” within the meaning of Section 8.04(b).

(d)                                 If any cash dividend or distribution is made to all or substantially all holders of the shares of Class A Common Stock, excluding, for the avoidance of doubt:

(i)                                any cash that is distributed in, and will constitute Reference Property as a result of, a Share Exchange Event pursuant to Section 8.07; and

(ii)                             any dividend or distribution in connection with Hovnanian’s liquidation, dissolution or winding up,

the Exchange Rate shall be adjusted based on the following formula:

where,

ER0                                 =                            the Exchange Rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution;

ER1                                 =                            the Exchange Rate in effect immediately after the close of business on the Record Date for such dividend or distribution;

SP0                                  =                            the average of the Last Reported Sale Prices of the Class A Common Stock over the five consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C                                             =                            the amount of cash per share of Class A Common Stock Hovnanian distributes to all or substantially all holders of Class A Common Stock.

Any increase pursuant to this Section 8.04(d) shall become effective immediately after the close of business on the Record Date for such dividend or distribution.  If such dividend or distribution is not so paid, the Exchange Rate shall be decreased, effective as of the date Hovnanian’s Board of Directors determines not to make or pay such dividend or distribution, to be the Exchange Rate that would then be in effect if such dividend or distribution had not been declared.

Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of an Exchangeable Note shall receive, for each $1,000 Principal Amount at Maturity of Exchangeable Notes, at the same time and upon the same terms as holders of shares of Class A Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of Class A Common Stock equal to the Exchange Rate on the Record Date for such cash dividend or distribution.

(e)                                  If Hovnanian or any of its Subsidiaries makes a payment in respect of a tender or exchange offer for the Class A Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of Class A Common Stock exceeds the average Last Reported Sale Price of the Class A Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day immediately succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Exchange Rate shall be increased based on the following formula:

where,

ER0                                 =                            the Exchange Rate in effect immediately prior to the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires (the “Expiration Date”);

ER1                                 =                            the Exchange Rate in effect immediately after the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date;

AC                                   =                            the aggregate value of all cash and any other consideration (as determined by Hovnanian’s Board of Directors) paid or payable for shares of Class A Common Stock purchased in such tender or exchange offer;

OS0                                =                            the number of shares of Class A Common Stock outstanding immediately prior to the Expiration Date (prior to giving effect to the purchase of all shares of Class A Common Stock accepted for purchase or exchange in such tender or exchange offer);

OS1                                =                            the number of shares of Class A Common Stock outstanding immediately after the Expiration Date (after giving effect to the purchase of all shares of Class A Common Stock accepted for purchase or exchange in such tender or exchange offer); and

SP1                                  =                            the average of the Last Reported Sale Prices of the Class A Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date.

The adjustment to the Exchange Rate under this Section 8.04(e) shall occur at the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date; provided that in respect of any exchange within the 10 Trading Days immediately following, and including, the Trading Day next succeeding any Expiration Date, references in this Section 8.04(e) with respect to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between such Expiration Date and the Exchange Date in determining the Exchange Rate.  For the avoidance of doubt, no adjustment under this Section 8.04(e) shall be made if such adjustment would result in a decrease in the Exchange Rate.

(f)                                    Except as stated herein, the Issuer shall not adjust the Exchange Rate for the issuance of shares of Class A Common Stock or any securities convertible into or exchangeable for shares of Class A Common Stock or the right to purchase shares of Class A Common Stock or such convertible or exchangeable securities.

(g)                                 In addition to those adjustments required by clauses (a), (b), (c), (d) and (e) of this Section 8.04, and to the extent permitted by applicable law and subject to the rules of The New York Stock Exchange and any other exchange on which Hovnanian’s or the Issuer’s securities are then listed, (i) the Issuer may increase the Exchange Rate of the Exchangeable Notes by any amount for a period of at least 20 Business Days if the Issuer’s Board of Directors determines that such increase would be in the Issuer’s best interests and (ii) the Issuer may (but is not required to) increase the Exchange Rate to avoid or diminish any income tax to holders of Class A Common Stock or rights to purchase shares of Class A Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.  Whenever the Exchange Rate is increased pursuant to the preceding sentence, the Issuer shall mail to the Holder of each Exchangeable Note at its last address appearing on the Exchangeable Note register (or, if all Outstanding Exchangeable Notes are Global Exchangeable Notes, deliver to the Depositary, in accordance with standing arrangements between the Issuer and the Depositary) a notice of the increase at least 15 calendar days prior to the date the increased Exchange Rate takes effect, and such notice shall state the increased Exchange Rate and the period during which it will be in effect.

(h)                                 Notwithstanding anything to the contrary in Section 8.04, the Exchange Rate shall not be adjusted:

(i)                                upon the issuance of any shares of Class A Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on Hovnanian’s securities and the investment of additional optional amounts in shares of Class A Common Stock under any plan;

(ii)                             upon the issuance of any shares of Class A Common Stock or options or rights to purchase shares of Class A Common Stock pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by Hovnanian or any of its Subsidiaries;

(iii)                          upon the issuance of any shares of Class A Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) of this subsection and outstanding as of the Issue Date (other than any adjustment upon the separation of rights under a rights plan, pursuant to Section 8.11); or

(iv)                         solely for a change in the par value of the Class A Common Stock.

(i)                                     All calculations and other determinations under this Article 8 shall be made by the Issuer and all calculations of the Exchange Rate shall be made to the nearest one-ten thousandth (1/10,000) of a share. The Issuer shall not be required to make an adjustment in the Exchange Rate unless such adjustment would require a change of at least 1% in the Exchange Rate.  However, the Issuer shall carry forward any adjustments that are less than 1% of the Exchange Rate and make such carried forward adjustment, regardless of whether the aggregate adjustment is less than 1%, upon any exchange of Exchangeable Notes.

(j)                                     Whenever the Exchange Rate is adjusted as herein provided, the Issuer shall promptly file with the Trustee (and the Exchange Agent if not the Trustee) an Officers’ Certificate setting forth the Exchange Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment.  Unless and until a Responsible Officer shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Exchange Rate and may assume without inquiry that the last Exchange Rate of which it has knowledge is still in effect.  Promptly after delivery of such certificate, the Issuer shall prepare a notice of such adjustment of the Exchange Rate setting forth the adjusted Exchange Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Exchange Rate to each Holder of the Exchangeable Notes at its last address appearing on the Exchangeable Notes register.  Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(k)                                  For purposes of this Section 8.04, the number of shares of Class A Common Stock at any time outstanding shall not include shares held in the treasury of Hovnanian so long as Hovnanian does not pay any dividend or make any distribution on shares of Class A Common Stock held in its treasury, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Class A Common Stock.

(l)                                     If the Issuer is required by applicable law to pay, and pays, withholding tax on behalf of a Holder as a result of an adjustment or the nonoccurrence of an adjustment to the Exchange Rate, the Issuer may, at its option, set off such withholding tax against cash payments of interest (if any) or any other amounts (including, for the avoidance of doubt, shares of Class A Common Stock) payable under the Exchangeable Notes.

Section 8.05.  Adjustments of Prices.  Whenever any provision of the Indenture requires the Issuer to calculate the Last Reported Sale Prices or the Stock Price for purposes of a Make-whole Fundamental Change over a span of multiple days, the Issuer’s Board of Directors shall make appropriate adjustments to each to account for any adjustment to the Exchange Rate that becomes effective, or any event requiring an adjustment to the Exchange Rate where the Ex-Dividend Date, Effective Date or Expiration Date, as the case may be, of the event occurs, at any time during the period when the Last Reported Sale Prices or the Stock Price are to be calculated.

Section 8.06.  Shares to be Fully Paid.  Hovnanian shall provide, free from preemptive rights, out of its authorized but unissued shares that are not reserved for other purposes or shares held in treasury, sufficient shares of Class A Common Stock to provide for exchange of the Exchangeable Notes from time to time as such Exchangeable Notes are presented for exchange (assuming that at the time of computation of such number of shares, all such Exchangeable Notes would be exchanged by a single Holder of the Exchangeable Notes, and including the maximum number of Additional Shares that could be included in the Exchange Rate for an exchange in connection with a Make-Whole Fundamental Change).

Section 8.07.  Effect of Recapitalizations, Reclassifications and Changes of the Shares of Class A Common Stock.

(a)                                  In the case of:

(i)                                any recapitalization, reclassification or change of the Class A Common Stock (other than changes resulting from a subdivision or combination),

(ii)                             any consolidation, merger or combination or similar transaction involving Hovnanian,

(iii)                          any sale, lease or other transfer to a third party of all or substantially all of the consolidated assets of Hovnanian and its subsidiaries, or

(iv)                         any statutory share exchange,

in each case, as a result of which the Class A Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Share Exchange Event” and any such stock, other securities or other property or assets, “Reference Property,” and the kind and amount of Reference Property that a holder of one share of Class A Common Stock immediately prior to such transaction would have been entitled to receive upon the occurrence of such transaction, a “Unit of Reference Property”), then the parties to the Indenture shall execute a supplemental indenture providing that, at and after the effective time of the Share Exchange Event, a Holder’s right to exchange an Exchangeable Note for shares of Class A Common Stock shall be changed into the right to convert or exchange, as the case may be, an Exchangeable Note into Units of Reference Property; provided that, at and after the effective time of the Share Exchange Event, the number of shares of Class A Common Stock otherwise deliverable upon exchange of the Exchangeable Notes pursuant to Section 8.02(a), and, if applicable, Section 8.03, shall instead be deliverable in the kind and amount of Reference Property that a holder of that number of shares of Class A Common Stock would have received in such Share Exchange Event.

Such supplemental indenture described in the immediately preceding paragraph shall provide for adjustments that shall be as nearly equivalent as is possible to the adjustments provided for in this Article 8.  If, in the case of any Share Exchange Event, the Reference Property includes shares of stock, securities or other property or assets (including cash or any combination thereof) of a Person other than Hovnanian or the successor or purchasing corporation, as the case may be, in such Share Exchange Event, then such other Person shall also execute such supplemental indenture, and such supplemental indenture shall contain such additional provisions to protect the interests of the Holders of the Exchangeable Notes, including the provisions providing for the repurchase rights set forth in Article 9, as the Issuer’s Board of Directors shall reasonably consider necessary by reason of the foregoing.

If the Share Exchange Event causes the Class A Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then the Reference Property into which the Exchangeable Notes will be exchangeable shall be deemed to be (A) the weighted average of the kinds and amounts of consideration received by the holders of Class A Common Stock that affirmatively make such an election or (B) if no holders of the shares of Class A Common Stock affirmatively make such an election, the kinds and amounts of consideration actually received by the holders of Class A Common Stock.  The Issuer shall notify Holders, the Trustee and the Exchange Agent (if other than the Trustee) of such weighted average as soon as practicable after such determination is made.

(b)                                 If the Exchangeable Notes become convertible into, or exchangeable for, Reference Property pursuant to Section 8.07(a), the Issuer shall promptly file with the Trustee an Officers’ Certificate briefly describing the Share Exchange Event and the provisions of the relevant supplemental indenture, including, without limitation, the kind or amount of cash, securities or property or asset that will comprise the Reference Property after any such Share Exchange Event, any modification, in accordance with Section 8.07(a), to the provisions set forth in Article 9, the definition of Fundamental Change in Section 1.01 or the provisions set forth in Section 8.03 and Section 8.04 and that all conditions precedent have been complied with.  In addition, the Issuer shall promptly cause a notice containing the information set forth in such Officers’ Certificate to be mailed to each Holder of the Exchangeable Notes at its address appearing on the Exchangeable Note register (or, in the case of a Global Exchangeable Note, to be delivered to the Depositary in accordance with standing arrangements between the Issuer and the Depositary).  The Issuer or Hovnanian shall also issue a press release containing the information set forth in such Officers’ Certificate, and Hovnanian shall make such press release available on its website.  Failure to deliver such notice shall not affect the legality or validity of the relevant supplemental indenture.

(c)                                  Neither the Issuer nor any Guarantor shall become a party to any Share Exchange Event unless its terms are consistent with this Section 8.07.

(d)                                 The above provisions of this Section shall similarly apply to successive Share Exchange Events.

Section 8.08.  Certain Covenants.  (a) Hovnanian and the Issuer covenant that all shares of Class A Common Stock issued upon exchange of Exchangeable Notes will be fully paid and non-assessable by Hovnanian and free from all taxes, liens and charges with respect to the issue thereof.

(b)                                 Hovnanian agrees that each Guarantor (other than Hovnanian) shall at all times be a wholly-owned Subsidiary of Hovnanian.  Hovnanian and the Issuer shall comply with all securities laws regulating the offer and delivery of shares of Class A Common Stock upon exchange of the Exchangeable Notes.

(c)                                  Hovnanian and the Issuer further covenant that if at any time the shares of Class A Common Stock shall be listed on any national securities exchange or automated quotation system Hovnanian will list and keep listed, so long as the shares of Class A Common Stock shall be so listed on such exchange or automated quotation system, any share of Class A Common Stock issuable upon exchange of the Exchangeable Notes.

Section 8.09.  Responsibility of Trustee.  The Trustee and any Exchange Agent shall not at any time be under any duty or responsibility to any Holder of the Exchangeable Notes to determine the Exchange Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Exchange Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same.  The Trustee and any Exchange Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Class A Common Stock, or of any securities, property or cash that may at any time be issued or delivered upon the exchange of any Exchangeable Note; and the Trustee and any Exchange Agent make no representations with respect thereto.  Neither the Trustee nor any Exchange Agent shall be responsible for any failure of the Issuer or Hovnanian to issue, transfer or deliver any shares of Class A Common Stock or stock certificates or other securities or property or cash upon the surrender of any Exchangeable Note for the purpose of exchange or to comply with any of the duties, responsibilities or covenants of the Issuer or Hovnanian contained in this Article.  Without limiting the generality of the foregoing, neither the Trustee nor any Exchange Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 8.07 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders of the Exchangeable Notes upon the exchange of their Exchangeable Notes after any event referred to in such Section 8.07 or to any adjustment to be made with respect thereto, but may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate (which the Issuer shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

Section 8.10.  Notice to Holders of the Exchangeable Notes Prior to Certain Actions.  In case of any:

(a)                                  action by Hovnanian or one of its Subsidiaries that would require an adjustment in the Exchange Rate pursuant to Section 8.04 or Section 8.11;

(b)                                 Share Exchange Event or Consolidation Transaction; or

(c)                                  voluntary or involuntary dissolution, liquidation or winding-up of Hovnanian or any of its Subsidiaries;

then, in each case (unless notice of such event is otherwise required pursuant to another provision of the Indenture, excluding for the avoidance of doubt Section 8.04(j)), the Issuer shall cause to be filed with the Trustee and the Exchange Agent (if other than the Trustee) and to be mailed to each Holder of the Exchangeable Notes at its address appearing on the Exchangeable Notes register, as promptly as possible and at least 20 calendar days prior to the applicable date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such action by Hovnanian or one of its Subsidiaries or, if a record is not to be taken, the date as of which the holders of shares of Class A Common Stock of record are to be determined for the purposes of such action by Hovnanian or one of its Subsidiaries, or (ii) the date on which such Share Exchange Event, Consolidation Transaction, dissolution, liquidation or winding-up is expected to become effective or occur, and, if applicable, the date as of which it is expected that holders of shares of Class A Common Stock of record shall be entitled to exchange their shares of Class A Common Stock for securities or other property deliverable upon such Share Exchange Event, Consolidation Transaction, dissolution, liquidation or winding-up.  Failure to give such notice, or any defect therein, shall not affect the legality or validity of such action by Hovnanian or any of its Subsidiaries or such Share Exchange Event, Consolidation Transaction, dissolution, liquidation or winding-up.

Section 8.11.  Shareholder Rights Plans.  If Hovnanian has a rights plan in effect upon exchange of the Exchangeable Notes into Class A Common Stock, each share of Class A Common Stock, if any, issued upon such exchange shall be entitled to receive the appropriate number of rights, if any, and any certificate representing the share of Class A Common Stock issued upon such exchange shall bear such legends, if any, in each case as may be provided by the terms of any such shareholder rights plan, as the same may be amended from time to time. If however, prior to any exchange, the rights have separated from the shares of Class A Common Stock in accordance with the provisions of the applicable shareholder rights plan, the Exchange Rate shall be adjusted at the time of separation as if Hovnanian distributed to all or substantially all holders of shares of Class A Common Stock shares of Capital Stock of Hovnanian, evidences of its indebtedness, assets, property, rights, options or warrants to acquire its Capital Stock or other securities as provided in Section 8.04(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

Section 8.12.  Section 382 Exchange Blocker.

(a)        Notwithstanding anything to the contrary in this Indenture, no Beneficial Owner of Exchangeable Notes (whether or not such Exchangeable Notes are a component of Units) shall be entitled to receive shares of Class A Common Stock upon exchange of the Exchangeable Notes, and any delivery of shares of Class A Common Stock upon exchange of such Exchangeable Notes shall be void and of no effect, to the extent (but only to the extent) that such receipt or delivery would cause such Beneficial Owner to become an Acquiring Person, unless such Beneficial Owner has received prior approval of the Board of Directors (the “Section 382 Exchange Blocker”). If any delivery of shares of Class A Common Stock owed to a Beneficial Owner upon exchange of any Exchangeable Notes is not made, in whole or in part, as a result of the Section 382 Exchange Blocker, Hovnanian’s and the Issuer’s obligation to make such delivery shall not be extinguished and Hovnanian or the Issuer shall deliver such shares as promptly as practicable after such delivery would not result in such Beneficial Owner being an Acquiring Person and such Beneficial Holder gives notice thereof to Hovnanian.

(b)        The Board of Directors may, in its discretion, approve delivery of any shares of Class A Common Stock that would otherwise be restricted by the Section 382 Exchange Blocker.

(c)        If the Section 382 Exchange Blocker is applicable to any delivery of shares of Class A Common Stock upon exchange of any Exchangeable Notes, Hovnanian or the Issuer shall promptly deliver written notice thereof to the Trustee.  The Trustee shall not be charged with knowledge that any such exchange of any Exchangeable Notes is subject to the Section 382 Exchange Blocker unless written notice thereof has been provided to a Responsible Officer of the Trustee by Hovnanian or the Issuer.  The Trustee may, for purposes of this Indenture, conclusively rely on any such notice from Hovnanian or the Issuer.

(d)        Each Holder, by its acceptance of its Exchangeable Notes, agrees to the Section 382 Exchange Blocker.

ARTICLE 9
REPURCHASE OF EXCHANGEABLE NOTES AT OPTION OF HOLDERS

Section 9.01.  Repurchase at Option of Holders of the Exchangeable Notes Upon a Fundamental Change.  (a)  If a Fundamental Change occurs at any time, each Holder of the Exchangeable Notes shall have the right, at such Holder’s option, to require the Issuer to repurchase for cash all of such Holder’s Exchangeable Notes, or any portion of the Principal Amount at Maturity of such Holder’s Exchangeable Notes that is equal to $1,000 or an integral multiple thereof, on the date (the “Fundamental Change Repurchase Date”) specified by the Issuer that is not less than 20 calendar days or more than 35 calendar days following the date of the Fundamental Change Company Notice at a repurchase price equal to the Accreted Principal Amount, as of the calendar day immediately preceding the Fundamental Change Repurchase Date, of the Exchangeable Notes to be repurchased pursuant to this Article 9 (the “Fundamental Change Repurchase Price”).

(b)        On or before the 20th calendar day after the occurrence of a Fundamental Change, the Issuer shall provide to all Holders of the Exchangeable Notes and the Trustee and the paying agent (in the case of a paying agent other than the Trustee) a notice (the “Fundamental Change Company Notice”) of the occurrence of the Fundamental Change and of the repurchase right at the option of the Holders of the Exchangeable Notes arising as a result thereof.  Each Fundamental Change Company Notice shall specify:

(i)            the events causing the Fundamental Change;

(ii)           the date of the Fundamental Change;

(iii)          the last date on which a Holder of the Exchangeable Notes may exercise the repurchase right pursuant to this Article 9;

(iv)          the Fundamental Change Repurchase Price;

(v)           the Fundamental Change Repurchase Date;

(vi)          the name and address of the paying agent and the Exchange Agent, if applicable;

(vii)         the Exchange Rate and, if applicable, any adjustments to the Exchange Rate;

(viii)        that the Exchangeable Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder of the Exchangeable Notes may be exchanged only if such Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of the Indenture; and

(ix)           the procedures that Holders of the Exchangeable Notes must follow to require the Issuer to repurchase their Exchangeable Notes.

At the Issuer’s request, the Trustee shall give such notice in the Issuer’s name and at the Issuer’s expense; provided, however, that, in all cases, the text of such Fundamental Change Company Notice shall be prepared by the Issuer and the Issuer shall have provided such notice to the Trustee no later than the 15th calendar day after the occurrence of the Fundamental Change.

Such notice shall be by first class mail to the Trustee, to the paying agent and to each Holder of the Exchangeable Notes at its address shown in the Exchangeable Note register (and to beneficial owners as required by applicable law) or, in the case of Global Exchangeable Notes, in accordance with applicable procedures of the Depositary.  Simultaneously with providing such notice, the Issuer shall publish a notice containing the information set forth in the Fundamental Change Company Notice in a newspaper of general circulation in The City of New York or publish such information on Hovnanian’s website or through such other public medium as Hovnanian may use at that time.

No failure of the Issuer to give the foregoing notices and no defect therein shall limit the repurchase rights of the Holders of the Exchangeable Notes or affect the validity of the proceedings for the repurchase of the Exchangeable Notes pursuant to this Section 9.01.

(c)        Repurchases of Exchangeable Notes under this Section 9.01 shall be made, at the option of the Holder of the Exchangeable Notes thereof, upon:

(i)            delivery to the paying agent by a Holder of the Exchangeable Notes of a duly completed Fundamental Change Repurchase Notice in the form set forth in Attachment 2 to the Form of Exchangeable Note attached hereto as Exhibit A, if the Exchangeable Notes are Physical Exchangeable Notes, or delivery to the paying agent of a Fundamental Change Repurchase Notice in compliance with applicable procedures of the Depositary, if the Exchangeable Notes are Global Exchangeable Notes, in each case on or before the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date; and

(ii)           delivery of the Exchangeable Notes, if the Exchangeable Notes are Physical Exchangeable Notes, to the paying agent at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements for transfer) at the Corporate Trust Office, or book-entry transfer of beneficial interests in the Exchangeable Notes, if the Exchangeable Notes are Global Exchangeable Notes, in compliance with the procedures of the Depositary, in each case such delivery being a condition to receipt by the Holder of the Exchangeable Notes of the Fundamental Change Repurchase Price therefor.

(d)        The “Fundamental Change Repurchase Notice” in respect of any Exchangeable Notes to be repurchased shall state:

(i)            in the case of Physical Exchangeable Notes, the certificate numbers of the Exchangeable Notes to be delivered for repurchase;

(ii)           the portion of the Principal Amount at Maturity of the Exchangeable Notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

(iii)          that the Exchangeable Notes are to be repurchased by the Issuer pursuant to the applicable provisions of the Exchangeable Notes and the Indenture;

provided, however, that if the Exchangeable Notes are Global Exchangeable Notes, the Fundamental Change Repurchase Notice must comply with applicable procedures of the Depositary.

Notwithstanding anything herein to the contrary, any Holder of the Exchangeable Notes delivering to the paying agent the Fundamental Change Repurchase Notice contemplated by this Section 9.01 shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the paying agent in accordance with Section 9.02.

The paying agent shall promptly notify the Issuer of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.

(e)        Notwithstanding anything to the contrary in this Article 9, no Exchangeable Notes may be repurchased by the Issuer on any date at the option of the Holders of the Exchangeable Notes upon a Fundamental Change if the Accreted Principal Amount of the Exchangeable Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a default by the Issuer in the payment of the Fundamental Change Repurchase Price with respect to such Exchangeable Notes). The paying agent will promptly return to the respective Holders of the Exchangeable Notes thereof any Physical Exchangeable Notes held by it during the acceleration of the Exchangeable Notes (except in the case of an acceleration resulting from a default by the Issuer in the payment of the Fundamental Change Repurchase Price with respect to such Exchangeable Notes), or any instructions for book-entry transfer of the Exchangeable Notes in compliance with the procedures of the Depositary shall be deemed to have been canceled, and, upon such return or cancellation, as the case may be, the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

Section 9.02.  Withdrawal of Fundamental Change Repurchase Notice.  A Fundamental Change Repurchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the paying agent in accordance with this Section 9.02 at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, specifying:

(i)            the Principal Amount at Maturity of the Exchangeable Notes with respect to which such notice of withdrawal is being submitted;

(ii)           in the case of a Physical Exchangeable Note, the certificate number of the Exchangeable Note in respect of which such notice of withdrawal is being submitted; and

(iii)          the Principal Amount at Maturity, if any, of such Exchangeable Note that remains subject to the original Fundamental Change Repurchase Notice, which must be equal to $1,000 or an integral multiple of $1,000;

provided, however, that, in the case of a Global Exchangeable Note, the notice must comply with applicable procedures of the Depositary.

Section 9.03.  Deposit of Fundamental Change Repurchase Price.  (a)  The Issuer shall deposit with the Trustee (or other paying agent appointed by the Issuer, or if the Issuer is acting as its own paying agent, set aside, segregate and hold in trust as provided in Section 3.5(b) of the Base Indenture) on or prior to noon, New York City time, on the Fundamental Change Repurchase Date an amount of money sufficient to repurchase all of the Exchangeable Notes to be repurchased at the appropriate Fundamental Change Repurchase Price.  Subject to receipt of funds and/or Exchangeable Notes by the Trustee (or other paying agent appointed by the Issuer), payment for Exchangeable Notes surrendered for repurchase (and not withdrawn prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date) will be made on the later of (i) the Fundamental Change Repurchase Date with respect to such Exchangeable Note (provided the Holder of the Exchangeable Notes has satisfied the conditions in Section 9.01) and (ii) the time of book-entry transfer or the delivery of such Exchangeable Note (or beneficial interest therein, if applicable) to the Trustee (or other paying agent appointed by the Issuer) by the Holder thereof in the manner required by Section 9.01 by mailing checks for the amount payable to the Holders of such Exchangeable Notes entitled thereto as they shall appear in the Exchangeable Notes register; provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.  The Trustee shall, promptly after such payment and upon written demand by the Issuer, return to the Issuer any funds in excess of the Fundamental Change Repurchase Price.

(c)        If by noon, New York City time, on the Fundamental Change Repurchase Date the Trustee (or other paying agent appointed by the Issuer) holds money sufficient to make payment on all the Exchangeable Notes or portions thereof that have been properly surrendered for repurchase and not withdrawn, then:

(i)            such Exchangeable Notes shall cease to be Outstanding (whether or not book-entry transfer of the beneficial interests has been made or whether or not the Exchangeable Notes have been delivered to the paying agent, as the case may be), and

(ii)           all other rights of the Holders of such Exchangeable Notes will terminate (other than the right to receive the Fundamental Change Repurchase Price).

(d)        Upon surrender of an Exchangeable Note that is to be repurchased in part pursuant to Section 9.01, the Issuer shall execute and the Trustee shall authenticate and deliver to the Holder a new Exchangeable Note in an authorized denomination equal in Principal Amount at Maturity to the unrepurchased portion of the Exchangeable Note surrendered, without payment of any service charge.

Section 9.04.  Covenant to Comply with Applicable Laws Upon Repurchase of Exchangeable Notes.  In connection with any repurchase offer pursuant to a Fundamental Change Company Notice, the Issuer shall, if required:

(a)        comply with the provisions of the tender offer rules under the Exchange Act that may then be applicable;

(b)        file a Schedule TO or any other required schedule under the Exchange Act; and

(c)        otherwise comply with all federal and state securities laws in connection with any offer by the Issuer to repurchase the Exchangeable Notes;

in each case, so as to permit the rights and obligations under this Article 9 to be exercised in the time and in the manner specified in this Article 9.

ARTICLE 10
GUARANTEES; RELEASE OF GUARANTOR

Section 10.01.   Base Indenture Guarantee.  Article Thirteen of the Base Indenture is hereby replaced in its entirety by this Article 10.  All references in the Base Indenture to Article Thirteen or any provision thereof shall be deemed, for the purposes of the Exchangeable Notes, to be references to this Article 10, and all references in the Base Indenture to “Guarantees” shall be deemed, for the purposes of the Exchangeable Notes, to be references to the Guarantees as defined herein.

Section 10.02.  Unconditional Guarantee.  Each of the Guarantors hereby unconditionally guarantees, jointly and severally, to each Holder and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Exchangeable Notes or the obligations of the Issuer or Hovnanian hereunder or thereunder, that (i) the due and punctual payment of the principal of the Exchangeable Notes (including, without limitation, payment of the Fundamental Change Repurchase Price pursuant to Article 9, if applicable), and all other amounts owing with respect to the Exchangeable Notes, whether on the Maturity Date, by acceleration or otherwise, and all other obligations of the Issuer or Hovnanian to the Holders or the Trustee hereunder or thereunder, including, without limitation, the Exchange Obligation, shall be promptly paid in full when due or performed when required, as the case may be, in accordance with the terms of the Indenture and the Exchangeable Notes, and (ii) in case of any extension of time of payment or delivery or renewal of any Exchangeable Notes or any of such other obligations, the same shall be promptly paid in full when due or be performed when required, as the case may be, in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration, upon exchange pursuant to Article 8 or otherwise (each such guarantee, a “Guarantee”).

If the Issuer fails to make any payment when due of any amount so guaranteed or the Exchange Obligation or any other obligation hereunder is not satisfied in full when required for whatever reason, each Guarantor shall be obligated to immediately pay the same or satisfy such obligation, as the case may be.  Each Guarantor hereby agrees that its obligations hereunder shall be continuing, absolute and unconditional, irrespective of, and shall be unaffected by, the validity or enforceability of the Exchangeable Notes, the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder or the Trustee with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer or Hovnanian, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of such Guarantor.  If any Holder is required by any court or otherwise to return to the Issuer or any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Issuer or such Guarantor, any amount paid by the Issuer or any Guarantor to the Trustee or such Holder, this Article 10, to the extent theretofore discharged, shall be reinstated in full force and effect.  Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment and satisfaction in full of all obligations guaranteed hereby.

The Guarantee set forth in this Section 10.02 shall not be valid or become obligatory for any purpose with respect to an Exchangeable Note until the certificate of authentication on such Exchangeable Note shall have been signed by the Trustee or any duly appointed agent.

Section 10.03.  Obligations of Each Guarantor Unconditional.  Nothing contained in this Article 10 or elsewhere in the Indenture or in any Exchangeable Note is intended to or shall impair, as between any Guarantor and the Holders, the obligations of such Guarantor, which are absolute and unconditional, to pay to the Holders the principal of the Notes (including, without limitation, the Fundamental Change Repurchase Price of any Exchangeable Notes payable pursuant to Article 9, if applicable), as and when the same shall become due and payable and to satisfy the Exchange Obligation and other obligations hereunder when the same shall be required to be satisfied, in each case, in accordance with the provisions of the Guarantee or is intended to or shall affect the relative rights of the Holders and creditors of such Guarantor, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon any Event of Default under the Indenture in respect of cash, property or securities of such Guarantor received upon the exercise of any such remedy.

Upon any distribution of assets of a Guarantor referred to in this Article 10, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders, for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of other indebtedness of such Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

Section 10.04.  Release of a Guarantor.  Upon the release of the guarantee by a Guarantor under all then outstanding Applicable Debt, the Guarantee of such Guarantor under the Indenture shall be automatically and unconditionally released and discharged from all obligations in respect of the Exchangeable Notes upon notice from Hovnanian or the Issuer to the Trustee to such effect, without any further action required on the part of the Trustee or any Holder of the Exchangeable Notes.  If any such released Guarantor thereafter guarantees any Applicable Debt (or if any released guarantee under any Applicable Debt is reinstated or renewed), then such released Guarantor shall guarantee the Exchangeable Notes on the terms and conditions set forth in the Indenture.  Notwithstanding the foregoing, if all Applicable Debt ceases to be outstanding (a “Repayment Event”), no Guarantee shall be released or provided on account of such Repayment Event; provided that if any event occurs thereafter that would have caused any Subsidiary of Hovnanian to be released from its Guarantee, or to provide a Guarantee, if the Applicable Debt were still outstanding (pursuant to the terms of the Applicable Debt on the Issue Date), such Subsidiary shall be released from, or shall provide, as the case may be, such Guarantee.

Section 10.05.  Execution and Delivery of Guarantee.  The execution by each Guarantor of the Indenture (or a supplemental indenture in the form of Exhibit B) together with an executed Guarantee Notation substantially in the form included in the form of Exchangeable Note attached as Exhibit A hereto evidences the Guarantee of such Guarantor, whether or not the person signing as an officer of the Guarantor still holds that office at the time of authentication of any Exchangeable Note.  The delivery of any Exchangeable Note by the Trustee after authentication constitutes due delivery of the Guarantee set forth in the Indenture on behalf of each Guarantor.

Section 10.06.  Limitation on Guarantor Liability.  Notwithstanding anything to the contrary in this Article, each Guarantor, and by its acceptance of Exchangeable Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent conveyance under applicable fraudulent conveyance provisions (or, in the case of state or foreign law, provisions comparable thereto) of the Bankruptcy Law.  To effectuate that intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor under its Guarantee are limited to the maximum amount that, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under the Indenture, will result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.  Each Guarantor other than Hovnanian that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Guarantor in an amount pro rata, based on the net assets of each Guarantor, determined in accordance with GAAP.

Section 10.07.  Article 10 Not to Prevent Events of Default.  The failure by the Guarantors to make a payment on account of principal (including, without limitation, the Fundamental Change Repurchase Price of any Exchangeable Notes payable pursuant to Article 9, if applicable) on the Exchangeable Notes, or to satisfy the Exchange Obligation or any other obligation hereunder, by reason of any provision in this Article 10 shall not be construed as preventing the occurrence of any Event of Default.

Section 10.08.  Waiver by the Guarantors.  Each Guarantor hereby irrevocably waives, to the extent permitted by applicable law, diligence, presentment, demand of payment, demand of performance, filing of claims with a court in the event of insolvency of bankruptcy of the Issuer or Hovnanian, any right to require a proceeding first against the Issuer or Hovnanian, the benefit of discussion, protest, notice and all demand whatsoever and covenants that this Guarantee shall not be discharged except by complete performance of the obligations contained in the Exchangeable Notes, in the Indenture and in this Article 10.

Section 10.09.  Subrogation and Contribution.  Upon making any payment with respect to, or otherwise satisfying, any obligation of the Issuer or Hovnanian under this Article 10, the Guarantor making such payment or otherwise satisfying such obligation shall be subrogated to the rights of the payee against the Issuer or Hovnanian, as the case may be, with respect to such obligation; provided that the Guarantor may not enforce either any right of subrogation, or any right to receive payment in the nature of contribution, or otherwise, from any other Guarantor, with respect to such payment so long as any amount payable by the Issuer hereunder or under the Exchangeable Notes remains unpaid, or any other obligation of the Issuer or Hovnanian hereunder has not been satisfied.

Section 10.10.  Stay of Acceleration.  If acceleration of the time for payment of any amount payable by the Issuer under the Indenture or the Notes is stayed upon the insolvency, bankruptcy or reorganization of the Issuer, all such amounts otherwise subject to acceleration under the terms of the Indenture are nonetheless payable by the Guarantors hereunder forthwith on demand by the Trustee or the Holders.

Section 10.11.  Guarantors as “obligors” for Provisions Included in the Indenture Pursuant to the Trust Indenture Act of 1939.  Each provision included in the Indenture which is required to be included by any of Sections 310 to 317 of the Trust Indenture Act of 1939, inclusive, or is deemed applicable to the Indenture by virtue of the provisions of the Trust Indenture Act of 1939, and which applies to an “obligor,” as that term is defined under the Trust Indenture Act of 1939, shall apply to each of the Guarantors.

ARTICLE 11
MISCELLANEOUS PROVISIONS

Section 11.01.  Governing Law.  THE INDENTURE, EACH EXCHANGEABLE NOTE AND EACH GUARANTEE, AND ANY CLAIM CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THE INDENTURE, THE EXCHANGEABLE NOTES OR THE GUARANTEES, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 11.02.  No Security Interest Created.  Nothing in the Indenture, any Guarantee or the Exchangeable Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 11.03.  Benefits of Indenture.  Nothing in the Indenture, any Guarantee or the Exchangeable Notes, expressed or implied, shall give to any Person, other than the parties hereto or thereto, any paying agent, any Exchange Agent, any authenticating agent, any registrar and their successors hereunder or thereunder or the Holders of the Exchangeable Notes, any benefit or any legal or equitable right, remedy or claim hereunder or thereunder.

Section 11.04.  Effect of Headings.  The article and section headings herein and in the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 11.05.  Supplemental Indenture May be Executed in Counterparts.  This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 11.06.  Severability.  In case any provision in the Indenture, any Guarantee or the Exchangeable Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.07.  No Redemption or Sinking Fund.  The Exchangeable Notes shall not be redeemable by the Issuer, and no sinking fund is provided for the Exchangeable Notes.  Article Twelve of the Base Indenture shall not apply to the Exchangeable Notes.

Section 11.08. Ratification of Base Indenture. Except as amended hereby with respect to the Exchangeable Notes, the Base Indenture, as amended and supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided.  For the avoidance of doubt, each of the Issuer and each Holder of the Exchangeable Notes, by its acceptance of such Exchangeable Notes, acknowledges and agrees that all of the rights, privileges, protections, immunities and benefits afforded to the Trustee under the Base Indenture are deemed to be incorporated herein, and shall be enforceable by the Trustee, whether acting as Trustee, paying agent, registrar or Exchange Agent hereunder, as if set forth herein in full.

Section 11.09.  Calculations.  The Issuer shall be responsible for making all calculations called for under the Exchangeable Notes.  These calculations include, but are not limited to, determinations of the Last Reported Sale Prices of the Class A Common Stock, the accretion of principal of the Exchangeable Notes and the Exchange Rate of the Exchangeable Notes.  The Issuer shall make all these calculations in good faith and, absent manifest error, the Issuer’s calculations shall be final and binding on Holders of the Exchangeable Notes.  The Issuer shall provide a schedule of its calculations to each of the Trustee and the Exchange Agent, and each of the Trustee and Exchange Agent is entitled to rely conclusively upon the accuracy of the Issuer’s calculations without independent verification.  The Trustee shall forward the Issuer’s calculations to any Holder of Exchangeable Notes upon the request of such Holder at the sole cost and expense of the Issuer.  None of the Trustee, Exchange Agent or paying agent shall be responsible or liable for the calculations of the Issuer.

Section 11.10.  Notices to Hovnanian.  Any notice which by any provision of this Indenture is required or permitted to be given or served to or on Hovnanian may be given or served by being deposited postage prepaid, first-class mail (except as otherwise specifically provided herein) addressed (until another address of Hovnanian is filed by Hovnanian with the Trustee) to Hovnanian Enterprises, Inc., c/o K. Hovnanian Enterprises, Inc., 110 West Front Street, P.O. Box 500, Red Bank, New Jersey 07701.  In case, by reason of the suspension of or irregularities in regular mail service, it shall be impracticable to mail notice to Hovnanian when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be reasonably satisfactory to the Trustee shall be deemed to be sufficient notice.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first written above.

K. HOVNANIAN ENTERPRISES, INC., as the Issuer

By:	/s/ J. Larry Sorsby
	Name:	J. Larry Sorsby
	Title:	Executive Vice President and Chief Financial Officer

HOVNANIAN ENTERPRISES, INC., as Guarantor

By:	/s/ J. Larry Sorsby
	Name:	J. Larry Sorsby
	Title:	Executive Vice President and Chief Financial Officer

On behalf of each entity named in Schedule 1 hereto, as Guarantors

By:	/s/ J. Larry Sorsby
	Name:	J. Larry Sorsby
	Title:	Executive Vice President and Chief Financial Officer

WILMINGTON TRUST COMPANY, as Trustee

By:	/s/ Joshua C. Jones
	Name:	Joshua C. Jones
	Title:	Assistant Secretary and Financial Services Officer

Schedule 1

Guarantors

ARBOR TRAILS, LLC

AUDDIE ENTERPRISES, L.L.C.

BUILDER SERVICES NJ, L.L.C.

BUILDER SERVICES PA, L.L.C.

DULLES COPPERMINE, L.L.C.

EASTERN NATIONAL TITLE AGENCY, LLC

EASTERN TITLE AGENCY, INC.

F&W MECHANICAL SERVICES, L.L.C.

FOUNDERS TITLE AGENCY OF MARYLAND, L.L.C.

FOUNDERS TITLE AGENCY, INC.

GOVERNOR’S ABSTRACT CO., INC.

HOMEBUYERS FINANCIAL SERVICES, L.L.C.

HOVNANIAN DEVELOPMENTS OF FLORIDA, INC.

HOVNANIAN ENTERPRISES, INC. (PARENT COMPANY)

HOVNANIAN LAND INVESTMENT GROUP OF FLORIDA, L.L.C.

HOVNANIAN LAND INVESTMENT GROUP OF MARYLAND, L.L.C.

HOVNANIAN LAND INVESTMENT GROUP, L.L.C.

K. HOV IP, II, INC.

K. HOV IP, INC.

K. HOVNANIAN ACQUISITIONS, INC.

K. HOVNANIAN AT 4S, LLC

K. HOVNANIAN AT ACQUA VISTA, LLC

K. HOVNANIAN AT ALISO, LLC

K. HOVNANIAN AT ALLENTOWN, L.L.C.

K. HOVNANIAN AT ANDALUSIA, LLC

K. HOVNANIAN AT ARBOR HEIGHTS, LLC

K. HOVNANIAN AT AVENUE ONE, L.L.C.

K. HOVNANIAN AT BAKERSFIELD 463, L.L.C.

K. HOVNANIAN AT BARNEGAT I, L.L.C.

K. HOVNANIAN AT BARNEGAT II, L.L.C.

K. HOVNANIAN AT BELLA LAGO, LLC

K. HOVNANIAN AT BENSALEM, LLC

K. HOVNANIAN AT BERKELEY, L.L.C.

K. HOVNANIAN AT BLUE HERON PINES, L.L.C.

K. HOVNANIAN AT BRANCHBURG, L.L.C.

K. HOVNANIAN AT BRIDGEPORT, INC.

K. HOVNANIAN AT BRIDGEWATER I, L.L.C.

K. HOVNANIAN AT BROAD AND WALNUT, L.L.C.

K. HOVNANIAN AT CAMERON CHASE, INC.

K. HOVNANIAN AT CAMP HILL, L.L.C.

K. HOVNANIAN AT CAPISTRANO, L.L.C.

K. HOVNANIAN AT CARLSBAD, LLC

K. HOVNANIAN AT CEDAR GROVE III, L.L.C.

K. HOVNANIAN AT CEDAR GROVE V, L.L.C.

K. HOVNANIAN AT CHARTER WAY, LLC

K. HOVNANIAN AT CHESTER I, L.L.C.

K. HOVNANIAN AT CHESTERFIELD, L.L.C.

K. HOVNANIAN AT CIELO, L.L.C.

K. HOVNANIAN AT CLIFTON, L.L.C.

K. HOVNANIAN AT COASTLINE, L.L.C.

K. HOVNANIAN AT CORTEZ HILL, LLC

K. HOVNANIAN AT CRANBURY, L.L.C.

K. HOVNANIAN AT DENVILLE, L.L.C.

K. HOVNANIAN AT DEPTFORD TOWNSHIP, L.L.C.

K. HOVNANIAN AT DOMINGUEZ HILLS, INC.

K. HOVNANIAN AT EAST BRANDYWINE, L.L.C.

K. HOVNANIAN AT EASTLAKE, LLC

K. HOVNANIAN AT EDGEWATER II, L.L.C.

K. HOVNANIAN AT EDGEWATER, L.L.C.

K. HOVNANIAN AT EGG HARBOR TOWNSHIP II, L.L.C.

K. HOVNANIAN AT EGG HARBOR TOWNSHIP, L.L.C.

K. HOVNANIAN AT EL DORADO RANCH II, L.L.C.

K. HOVNANIAN AT EL DORADO RANCH, L.L.C.

K. HOVNANIAN AT ENCINITAS RANCH, LLC

K. HOVNANIAN AT EVERGREEN, L.L.C.

K. HOVNANIAN AT FIDDYMENT RANCH, LLC

K. HOVNANIAN AT FIFTH AVENUE, L.L.C.

K. HOVNANIAN AT FLORENCE I, L.L.C.

K. HOVNANIAN AT FLORENCE II, L.L.C.

K. HOVNANIAN AT FOREST MEADOWS, L.L.C.

K. HOVNANIAN AT FRANKLIN II, L.L.C.

K. HOVNANIAN AT FRANKLIN, L.L.C.

K. HOVNANIAN AT FREEHOLD TOWNSHIP, L.L.C.

K. HOVNANIAN AT FRESNO, LLC

K. HOVNANIAN AT GASLAMP SQUARE, L.L.C.

K. HOVNANIAN AT GILROY, LLC

K. HOVNANIAN AT GREAT NOTCH, L.L.C.

K. HOVNANIAN AT GUTTENBERG, L.L.C.

K. HOVNANIAN AT HACKETTSTOWN II, L.L.C.

K. HOVNANIAN AT HAMBURG, L.L.C.

K. HOVNANIAN AT HAWTHORNE, L.L.C.

K. HOVNANIAN AT HERSHEY’S MILL, INC.

K. HOVNANIAN AT HIGHLAND SHORES, L.L.C.

K. HOVNANIAN AT HOWELL, LLC

K. HOVNANIAN AT HUDSON POINTE, L.L.C.

K. HOVNANIAN AT JACKSON I, L.L.C.

K. HOVNANIAN AT JACKSON, L.L.C.

K. HOVNANIAN AT JAEGER RANCH, LLC

K. HOVNANIAN AT JERSEY CITY IV, L.L.C.

K. HOVNANIAN AT JERSEY CITY V URBAN RENEWAL COMPANY, L.L.C.

K. HOVNANIAN AT KEYPORT, L.L.C.

K. HOVNANIAN AT LA COSTA GREENS, L.L.C.

K. HOVNANIAN AT LA COSTA, LLC

K. HOVNANIAN AT LA HABRA KNOLLS, LLC

K. HOVNANIAN AT LA LAGUNA, L.L.C.

K. HOVNANIAN AT LAKE RANCHO VIEJO, LLC

K. HOVNANIAN AT LAKE TERRAPIN, L.L.C.

K. HOVNANIAN AT LAWRENCE V, L.L.C.

K. HOVNANIAN AT LEE SQUARE, L.L.C.

K. HOVNANIAN AT LITTLE EGG HARBOR TOWNSHIP II, L.L.C.

K. HOVNANIAN AT LITTLE EGG HARBOR, L.L.C

K. HOVNANIAN AT LOWER MACUNGIE TOWNSHIP I, L.L.C.

K. HOVNANIAN AT LOWER MACUNGIE TOWNSHIP II, L.L.C.

K. HOVNANIAN AT LOWER MAKEFIELD TOWNSHIP I, L.L.C.

K. HOVNANIAN AT LOWER MORELAND I, L.L.C.

K. HOVNANIAN AT LOWER MORELAND II, L.L.C.

K. HOVNANIAN AT MAHWAH VI, INC.

K. HOVNANIAN AT MALAN PARK, L.L.C.

K. HOVNANIAN AT MANALAPAN III, L.L.C.

K. HOVNANIAN AT MANSFIELD I, L.L.C.

K. HOVNANIAN AT MANSFIELD II, L.L.C.

K. HOVNANIAN AT MANSFIELD III, L.L.C.

K. HOVNANIAN AT MANTECA, LLC

K. HOVNANIAN AT MAPLE AVENUE, L.L.C.

K. HOVNANIAN AT MARLBORO TOWNSHIP IX, L.L.C.

K. HOVNANIAN AT MARLBORO TOWNSHIP V, L.L.C.

K. HOVNANIAN AT MARLBORO TOWNSHIP VIII, L.L.C.

K. HOVNANIAN AT MARLBORO VI, L.L.C.

K. HOVNANIAN AT MARLBORO VII, L.L.C.

K. HOVNANIAN AT MELANIE MEADOWS, LLC

K. HOVNANIAN AT MENDHAM TOWNSHIP, L.L.C.

K. HOVNANIAN AT MENIFEE, LLC

K. HOVNANIAN AT MIDDLE TOWNSHIP II, L.L.C.

K. HOVNANIAN AT MIDDLE TOWNSHIP, L.L.C.

K. HOVNANIAN AT MIDDLETOWN II, L.L.C.

K. HOVNANIAN AT MILLVILLE I, L.L.C.

K. HOVNANIAN AT MILLVILLE II, L.L.C.

K. HOVNANIAN AT MONROE II, INC.

K. HOVNANIAN AT MONROE IV, L.L.C.

K. HOVNANIAN AT MONROE NJ, L.L.C.

K. HOVNANIAN AT MONTVALE II, LLC

K. HOVNANIAN AT MONTVALE, L.L.C.

K. HOVNANIAN AT MOSAIC, LLC

K. HOVNANIAN AT MUIRFIELD, LLC

K. HOVNANIAN AT NEW WINDSOR, L.L.C.

K. HOVNANIAN AT NORTH BERGEN. L.L.C.

K. HOVNANIAN AT NORTH BRUNSWICK VI, L.L.C.

K. HOVNANIAN AT NORTH CALDWELL II, L.L.C.

K. HOVNANIAN AT NORTH CALDWELL III, L.L.C.

K. HOVNANIAN AT NORTH CALDWELL IV, L.L.C.

K. HOVNANIAN AT NORTH HALEDON, L.L.C.

K. HOVNANIAN AT NORTH WILDWOOD, L.L.C.

K. HOVNANIAN AT NORTHAMPTON, L.L.C.

K. HOVNANIAN AT NORTHERN WESTCHESTER, INC.

K. HOVNANIAN AT NORTHFIELD, L.L.C.

K. HOVNANIAN AT OCEAN TOWNSHIP, INC

K. HOVNANIAN AT OCEAN WALK, INC.

K. HOVNANIAN AT OCEANPORT, L.L.C.

K. HOVNANIAN AT OLD BRIDGE, L.L.C.

K. HOVNANIAN AT OLDE ORCHARD, LLC

K. HOVNANIAN AT PARAMUS, L.L.C.

K. HOVNANIAN AT PARK LANE, LLC

K. HOVNANIAN AT PARKSIDE, LLC

K. HOVNANIAN AT PARSIPPANY, L.L.C.

K. HOVNANIAN AT PARSIPPANY-TROY HILLS, L.L.C.

K. HOVNANIAN AT PIAZZA D’ORO, L.L.C.

K. HOVNANIAN AT PIAZZA SERENA, L.L.C

K. HOVNANIAN AT PITTSGROVE, L.L.C.

K. HOVNANIAN AT PORT IMPERIAL URBAN RENEWAL IV, L.L.C.

K. HOVNANIAN AT PORT IMPERIAL URBAN RENEWAL V, L.L.C.

K. HOVNANIAN AT PORT IMPERIAL URBAN RENEWAL VI, L.L.C.

K. HOVNANIAN AT PORT IMPERIAL URBAN RENEWAL VII, L.L.C.

K. HOVNANIAN AT PORT IMPERIAL URBAN RENEWAL VIII, L.L.C.

K. HOVNANIAN AT POSITANO, LLC

K. HOVNANIAN AT PRADO, L.L.C.

K. HOVNANIAN AT RANCHO SANTA MARGARITA, LLC

K. HOVNANIAN AT RANDOLPH I, L.L.C.

K. HOVNANIAN AT RAPHO, L.L.C

K. HOVNANIAN AT RIDGEMONT, L.L.C.

K. HOVNANIAN AT RIVERBEND, LLC

K. HOVNANIAN AT RODERUCK, L.L.C.

K. HOVNANIAN AT ROSEMARY LANTANA, L.L.C.

K. HOVNANIAN AT SAGE, L.L.C.

K. HOVNANIAN AT SANTA NELLA, LLC

K. HOVNANIAN AT SAWMILL, INC.

K. HOVNANIAN AT SAYREVILLE, L.L.C.

K. HOVNANIAN AT SCOTCH PLAINS, L.L.C.

K. HOVNANIAN AT SEASONS LANDING, LLC

K. HOVNANIAN AT SHELDON GROVE, LLC

K. HOVNANIAN AT SHREWSBURY, LLC

K. HOVNANIAN AT SILVER SPRING, L.L.C.

K. HOVNANIAN AT SKYE ISLE, LLC

K. HOVNANIAN AT SMITHVILLE, INC.

K. HOVNANIAN AT SOMERS POINT, L.L.C.

K. HOVNANIAN AT SOUTH BRUNSWICK II, LLC

K. HOVNANIAN AT SOUTH BRUNSWICK, L.L.C.

K. HOVNANIAN AT STANTON, LLC

K. HOVNANIAN AT STATION SQUARE, L.L.C.

K. HOVNANIAN AT SUNRIDGE PARK, LLC

K. HOVNANIAN AT SYCAMORE, INC.

K. HOVNANIAN AT THE CROSBY, LLC

K. HOVNANIAN AT THE GABLES, LLC

K. HOVNANIAN AT THE MONARCH, L.L.C.

K. HOVNANIAN AT THE PRESERVE, LLC

K. HOVNANIAN AT THOMPSON RANCH, LLC

K. HOVNANIAN AT THORNBURY, INC.

K. HOVNANIAN AT TRAIL RIDGE, LLC

K. HOVNANIAN AT UPPER FREEHOLD TOWNSHIP II, L.L.C.

K. HOVNANIAN AT UPPER FREEHOLD TOWNSHIP III, L.L.C.

K. HOVNANIAN AT UPPER MAKEFIELD I, INC.

K. HOVNANIAN AT UPPER PROVIDENCE, LLC

K. HOVNANIAN AT UPPER UWCHLAN II, L.L.C.

K. HOVNANIAN AT UPPER UWCHLAN, L.L.C.

K. HOVNANIAN AT VALLE DEL SOL, LLC

K. HOVNANIAN AT VERONA URBAN RENEWAL, L.L.C.

K. HOVNANIAN AT VICTORVILLE, L.L.C.

K. HOVNANIAN AT VINELAND, L.L.C.

K. HOVNANIAN AT VISTA DEL SOL, L.L.C.

K. HOVNANIAN AT WARREN TOWNSHIP, L.L.C.

K. HOVNANIAN AT WASHINGTON, L.L.C.

K. HOVNANIAN AT WATERSTONE, LLC

K. HOVNANIAN AT WAYNE IX, L.L.C.

K. HOVNANIAN AT WAYNE, VIII, L.L.C.

K. HOVNANIAN AT WEST VIEW ESTATES, L.L.C.

K. HOVNANIAN AT WEST WINDSOR, L.L.C.

K. HOVNANIAN AT WESTSHORE, LLC

K. HOVNANIAN AT WHEELER RANCH, LLC

K. HOVNANIAN AT WILDWOOD BAYSIDE, L.L.C.

K. HOVNANIAN AT WILLOW BROOK, L.L.C.

K. HOVNANIAN AT WINCHESTER, LLC

K. HOVNANIAN AT WOODCREEK WEST, LLC

K. HOVNANIAN AT WOOLWICH I, L.L.C.

K. HOVNANIAN CAMBRIDGE HOMES, L.L.C.

K. HOVNANIAN CENTRAL ACQUISITIONS, L.L.C.

K. HOVNANIAN CLASSICS, L.L.C.

K. HOVNANIAN COMMUNITIES, INC.

K. HOVNANIAN COMPANIES OF CALIFORNIA, INC.

K. HOVNANIAN COMPANIES OF MARYLAND, INC.

K. HOVNANIAN COMPANIES OF NEW YORK, INC.

K. HOVNANIAN COMPANIES OF PENNSYLVANIA, INC.

K. HOVNANIAN COMPANIES OF SOUTHERN CALIFORNIA, INC.

K. HOVNANIAN COMPANIES, LLC

K. HOVNANIAN CONSTRUCTION II, INC

K. HOVNANIAN CONSTRUCTION III, INC

K. HOVNANIAN CONSTRUCTION MANAGEMENT, INC.

K. HOVNANIAN CRAFTBUILT HOMES OF SOUTH CAROLINA, L.L.C.

K. HOVNANIAN DEVELOPMENTS OF ARIZONA, INC.

K. HOVNANIAN DEVELOPMENTS OF CALIFORNIA, INC.

K. HOVNANIAN DEVELOPMENTS OF D.C., INC.

K. HOVNANIAN DEVELOPMENTS OF DELAWARE, INC.

K. HOVNANIAN DEVELOPMENTS OF GEORGIA, INC.

K. HOVNANIAN DEVELOPMENTS OF ILLINOIS, INC.

K. HOVNANIAN DEVELOPMENTS OF KENTUCKY, INC.

K. HOVNANIAN DEVELOPMENTS OF MARYLAND, INC.

K. HOVNANIAN DEVELOPMENTS OF MINNESOTA, INC.

K. HOVNANIAN DEVELOPMENTS OF NEW JERSEY II, INC.

K. HOVNANIAN DEVELOPMENTS OF NEW JERSEY, INC.

K. HOVNANIAN DEVELOPMENTS OF NEW YORK, INC.

K. HOVNANIAN DEVELOPMENTS OF NORTH CAROLINA, INC.

K. HOVNANIAN DEVELOPMENTS OF OHIO, INC.

K. HOVNANIAN DEVELOPMENTS OF PENNSYLVANIA, INC.

K. HOVNANIAN DEVELOPMENTS OF SOUTH CAROLINA, INC.

K. HOVNANIAN DEVELOPMENTS OF TEXAS, INC.

K. HOVNANIAN DEVELOPMENTS OF VIRGINIA, INC.

K. HOVNANIAN DEVELOPMENTS OF WEST VIRGINIA, INC.

K. HOVNANIAN EASTERN PENNSYLVANIA, L.L.C.

K. HOVNANIAN ENTERPRISES, INC.

K. HOVNANIAN FIRST HOMES, L.L.C.

K. HOVNANIAN FLORIDA REALTY, L.L.C.

K. HOVNANIAN FOUR SEASONS @ HISTORIC VIRGINIA, LLC

K. HOVNANIAN FOUR SEASONS AT GOLD HILL, LLC

K. HOVNANIAN GREAT WESTERN BUILDING COMPANY, LLC

K. HOVNANIAN GREAT WESTERN HOMES, LLC

K. HOVNANIAN HAMPTONS AT OAK CREEK II, L.L.C.

K. HOVNANIAN HOLDINGS NJ, L.L.C.

K. HOVNANIAN HOMES - DFW, L.L.C.

K. HOVNANIAN HOMES AT CAMERON STATION, LLC

K. HOVNANIAN HOMES AT CAMP SPRINGS, L.L.C.

K. HOVNANIAN HOMES AT FAIRWOOD, L.L.C.

K. HOVNANIAN HOMES AT FOREST RUN, L.L.C.

K. HOVNANIAN HOMES AT GREENWAY FARM PARK TOWNS, L.L.C.

K. HOVNANIAN HOMES AT GREENWAY FARM, L.L.C.

K. HOVNANIAN HOMES AT JONES STATION 1, L.L.C.

K. HOVNANIAN HOMES AT MAXWELL PLACE, L.L.C.

K. HOVNANIAN HOMES AT RENAISSANCE PLAZA, L.L.C.

K. HOVNANIAN HOMES AT RUSSETT, L.L.C.

K. HOVNANIAN HOMES AT THE HIGHLANDS, LLC

K. HOVNANIAN HOMES NORTHERN CALIFORNIA, INC.

K. HOVNANIAN HOMES OF D.C., L.L.C.

K. HOVNANIAN HOMES OF DELAWARE, L.L.C.

K. HOVNANIAN HOMES OF GEORGIA, L.L.C.

K. HOVNANIAN HOMES OF HOUSTON, L.L.C.

K. HOVNANIAN HOMES OF MARYLAND, L.L.C.

K. HOVNANIAN HOMES OF MINNESOTA, L.L.C.

K. HOVNANIAN HOMES OF NORTH CAROLINA, INC.

K. HOVNANIAN HOMES OF PENNSYLVANIA, L.L.C.

K. HOVNANIAN HOMES OF SOUTH CAROLINA, LLC

K. HOVNANIAN HOMES OF VIRGINIA, INC.

K. HOVNANIAN HOMES OF WEST VIRGINIA, L.L.C.

K. HOVNANIAN LIBERTY ON BLUFF CREEK, LLC

K. HOVNANIAN NORTH CENTRAL ACQUISITIONS, L.L.C.

K. HOVNANIAN NORTH JERSEY ACQUISITIONS, L.L.C.

K. HOVNANIAN NORTHEAST SERVICES, L.L.C.

K. HOVNANIAN OF HOUSTON II, L.L.C.

K. HOVNANIAN OHIO REALTY, L.L.C.

K. HOVNANIAN OSTER HOMES, L.L.C.

K. HOVNANIAN PA REAL ESTATE, INC.

K. HOVNANIAN PENNSYLVANIA ACQUISITIONS, L.L.C.

K. HOVNANIAN PORT IMPERIAL URBAN RENEWAL, INC.

K. HOVNANIAN PROPERTIES OF RED BANK, INC.

K. HOVNANIAN SHORE ACQUISITIONS, L.L.C.

K. HOVNANIAN SOUTH JERSEY ACQUISITIONS, L.L.C.

K. HOVNANIAN SOUTHERN NEW JERSEY, L.L.C.

K. HOVNANIAN STANDING ENTITY, L.L.C.

K. HOVNANIAN SUMMIT HOLDINGS, L.L.C.

K. HOVNANIAN SUMMIT HOMES OF KENTUCKY, L.L.C.

K. HOVNANIAN SUMMIT HOMES OF PENNSYLVANIA, L.L.C.

K. HOVNANIAN SUMMIT HOMES OF WEST VIRGINIA, L.L.C.

K. HOVNANIAN SUMMIT HOMES, L.L.C.

K. HOVNANIAN T&C HOMES AT FLORIDA, L.L.C.

K. HOVNANIAN T&C HOMES AT ILLINOIS, L.L.C.

K. HOVNANIAN TIMBRES AT ELM CREEK, LLC

K. HOVNANIAN VENTURE I, L.L.C.

K. HOVNANIAN WINDWARD HOMES, LLC

K. HOVNANIAN’S FOUR SEASONS AT ASHBURN VILLAGE, L.L.C.

K. HOVNANIAN’S FOUR SEASONS AT BAKERSFIELD, L.L.C.

K. HOVNANIAN’S FOUR SEASONS AT BEAUMONT, LLC

K. HOVNANIAN’S FOUR SEASONS AT CHARLOTTESVILLE, L.L.C.

K. HOVNANIAN’S FOUR SEASONS AT HEMET, LLC

K. HOVNANIAN’S FOUR SEASONS AT KENT ISLAND CONDOMINIUMS, L.L.C.

K. HOVNANIAN’S FOUR SEASONS AT KENT ISLAND, L.L.C.

K. HOVNANIAN’S FOUR SEASONS AT LOS BANOS, LLC

K. HOVNANIAN’S FOUR SEASONS AT MORENO VALLEY, L.L.C.

K. HOVNANIAN’S FOUR SEASONS AT NEW KENT VINEYARDS, L.L.C.

K. HOVNANIAN’S FOUR SEASONS AT PALM SPRINGS, LLC

K. HOVNANIAN’S FOUR SEASONS AT RENAISSANCE, L.L.C.

K. HOVNANIAN’S FOUR SEASONS AT RUSH CREEK II, LLC

K. HOVNANIAN’S FOUR SEASONS AT RUSH CREEK, L.L.C.

K. HOVNANIAN’S FOUR SEASONS AT ST. MARGARETS LANDING, L.L.C.

K. HOVNANIAN’S FOUR SEASONS AT VINT HILL, L.L.C.

K. HOVNANIAN’S FOUR SEASONS, LLC

K. HOVNANIAN’S PARKSIDE AT TOWNGATE, L.L.C.

KHIP, L.L.C.

LANDARAMA, INC.

M&M AT CHESTERFIELD, LLC

M&M AT CRESCENT COURT, L.L.C.

M&M AT WEST ORANGE, L.L.C.

M&M AT WHEATENA URBAN RENEWAL, L.L.C.

MATZEL & MUMFORD AT EGG HARBOR, L.L.C.

MATZEL & MUMFORD AT SOUTH BOUND BROOK URBAN RENEWAL, L.L.C.

MCNJ, INC.

MIDWEST BUILDING PRODUCTS & CONTRACTOR SERVICES OF PENNSYLVANIA, L.L.C.

MIDWEST BUILDING PRODUCTS & CONTRACTOR SERVICES OF WEST VIRGINIA, L.L.C.

MIDWEST BUILDING PRODUCTS & CONTRACTOR SERVICES, L.L.C.

MMIP, L.L.C.

NEW LAND TITLE AGENCY, LLC

PADDOCKS, L.L.C.

PARK TITLE COMPANY, LLC

PINE AYR, LLC

RIDGEMORE UTILITY, L.L.C.

SEABROOK ACCUMULATION CORPORATION

STONEBROOK HOMES, INC.

TERRAPIN REALTY, L.L.C.

THE MATZEL & MUMFORD ORGANIZATION, INC

WASHINGTON HOMES AT COLUMBIA TOWN CENTER, L.L.C.

WASHINGTON HOMES, INC.

WESTMINSTER HOMES, INC.

WH PROPERTIES, INC.

WOODLAND LAKE CONDOMINIUMS AT BOWIE NEW TOWN, L.L.C.

EXHIBIT A

[FORM OF FACE OF NOTE]

[INCLUDE FOLLOWING LEGEND IF A GLOBAL NOTE]

[THIS SECURITY IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY.  UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE “DEPOSITARY”) TO THE NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO.  OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO.  OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

K. HOVNANIAN ENTERPRISES, INC.
Zero Coupon Senior Exchangeable Note due 2017

No. [ ]	[Initial] Principal Amount at Maturity: $[ ] (equivalent to [ ] Exchangeable Notes)

CUSIP No. 442488 BP6

K. HOVNANIAN ENTERPRISES, INC., a California corporation (the “Issuer,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [              ](1)[CEDE & CO.](2), or registered assigns, the principal sum of $[                ] [(with respect to this Exchangeable Note, the “Principal Amount at Maturity”)](3)[, or such other amount reflected on the books and records of the Depositary and the Trustee, in accordance with the Indenture (with respect to this Exchangeable Note, the “Principal Amount at Maturity”), which amount, taken together with the Principal Amount at Maturity of all other Outstanding Exchangeable Notes, shall not, unless permitted by the Indenture, exceed $100,000,000 in aggregate at any time,] [in accordance with the rules and procedures of the Depositary,](4) on December 1, 2017.

The Exchangeable Notes shall not bear cash interest.  The principal amount (as of any date of determination, the “Accreted Principal Amount”) of the Exchangeable Notes, with respect to each $1,000 Principal Amount at Maturity, on the Issue Date shall be equal to the Initial Principal Amount, and following the Issue Date shall accrete daily at a rate of 5.17% per annum, calculated on a semi-annual bond equivalent yield basis, using a 360 day year composed of twelve 30 day months and compounding on June 1 and December 1 of each year, beginning June 1, 2013.

[The Issuer shall pay the principal of this Exchangeable Note in immediately available funds to the Depositary or its nominee, as the case may be,

(1)  Include for Physical Exchangeable Note (unless included as a component of a Global Unit).

(2)  Include for Global Exchangeable Note (or Exchangeable Note that is a component of a Global Unit).

(3)  Include for Physical Exchangeable Note (unless included as a component of a Global Unit).

(4)  Include for Global Exchangeable Note (or Exchangeable Note that is a component of a Global Unit).

as the registered Holder of such Exchangeable Note.](5)  [As provided in and subject to the provisions of the Indenture, the Issuer shall pay the principal of any Exchangeable Notes at the office or agency designated by the Issuer for that purpose.](6)  The Issuer has initially designated the Trustee as its paying agent and registrar in respect of the Exchangeable Notes and its agency at its Corporate Trust Office as a place where Exchangeable Notes may be presented for payment or for registration of transfer.

Reference is made to the further provisions of this Exchangeable Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Exchangeable Note the right to exchange this Exchangeable Note into shares of Class A Common Stock (together with cash in lieu of any fractional share, if applicable) on the terms and subject to the limitations set forth in the Indenture.  Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Exchangeable Note, and any claim, controversy or dispute arising under or related to this Exchangeable Note, shall be governed by and construed in accordance with the laws of the State of New York.

In the case of any conflict between this Exchangeable Note and the Indenture, the provisions of the Indenture shall control and govern.

This Exchangeable Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

[Remainder of page intentionally left blank]

(5)  Include for Global Exchangeable Note (or Exchangeable Note that is a component of a Global Unit).

(6)  Delete for Global Exchangeable Note (or Exchangeable Note that is a component of a Global Unit).

IN WITNESS WHEREOF, the Issuer has caused this Exchangeable Note to be duly executed.

K. HOVNANIAN ENTERPRISES, INC.

By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

WILMINGTON TRUST COMPANY,
As Trustee

By:
Authorized Signatory

[FORM OF REVERSE OF NOTE]

K. HOVNANIAN ENTERPRISES, INC.
Zero Coupon Senior Exchangeable Note due 2017

This Exchangeable Note is one of a duly authorized issue of Securities of the Issuer, designated as its Zero Coupon Senior Exchangeable Notes due 2017 (the “Exchangeable Notes”), limited to the aggregate Principal Amount at Maturity of $100,000,000 all issued or to be issued under and pursuant to a Senior Indenture dated as of February 14, 2011 (the “Base Indenture”), as amended and supplemented by the Fourth Supplemental Indenture dated as of October 2, 2012 (herein called the “Supplemental Indenture”; the Base Indenture, as amended and supplemented by the Supplemental Indenture, and as it may be further amended or supplemented from time to time, the “Indenture”), by and between the Issuer and Wilmington Trust Company (the “Trustee”) to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the Holders of the Exchangeable Notes.

In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the Accreted Principal Amount, as of the date of acceleration, of all Exchangeable Notes may be declared, by either the Trustee or Holders of at least 25% in aggregate Principal Amount at Maturity of Exchangeable Notes then Outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture.  Notwithstanding the foregoing, if an Event of Default involving certain bankruptcy events with respect to the Issuer or Hovnanian, as specified in the Indenture, occurs, the Accreted Principal Amount, as of the date of acceleration, shall automatically become due and payable without any declaration, notice or other act on the part of the Trustee, the Issuer, any Guarantor or any Holder.

Subject to the terms and conditions of the Indenture, the Issuer will make all payments in respect of the Fundamental Change Repurchase Price and the principal amount on the Maturity Date, as the case may be, to the Holder who surrenders an Exchangeable Note to a paying agent to collect such payments in respect of the Exchangeable Note.  The Issuer shall pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Indenture contains provisions permitting the Issuer and the Trustee in certain circumstances, without the consent of the Holders of the Exchangeable Notes, and in certain other circumstances, with the consent of the Holders of not less than a majority in aggregate Principal Amount at Maturity of the Exchangeable Notes at the time Outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Exchangeable Notes as described therein.  It is also provided in the Indenture that, subject to certain exceptions, the Holders of a majority in aggregate Principal Amount at Maturity of the Exchangeable Notes at the time Outstanding may on behalf of the Holders of all of the Exchangeable Notes waive any past Default or Event of Default under the Indenture and its consequences.

No reference herein to the Indenture and no provision of this Exchangeable Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal (including the Fundamental Change Repurchase Price, if applicable) of this Exchangeable Note at the place, at the respective times, in the amounts and, if applicable, in the lawful money herein prescribed, or the obligation of the Issuer and Hovnanian to deliver the consideration due upon exchange of this Exchangeable Note.

The Exchangeable Notes are issuable in registered form without coupons in denominations of $1,000 Principal Amount at Maturity and integral multiples thereof.  At the office or agency of the Issuer referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Exchangeable Notes may be exchanged for a like aggregate Principal Amount at Maturity of Exchangeable Notes of other authorized denominations, without payment of any service charge but, if required by the Issuer or Trustee, with payment of a sum sufficient to cover any transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Exchangeable Notes issued upon such exchange of Exchangeable Notes being different from the name of the Holder of the old Exchangeable Notes surrendered for such exchange.

The Exchangeable Notes shall not be redeemable at the Issuer’s option.

Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Issuer to repurchase for cash all of such Holder’s Exchangeable Notes or any portion thereof (with a Principal Amount at Maturity of $1,000 or integral multiple thereof) on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price.

This Exchangeable Note shall be subject to the Section 382 Exchange Blocker (as defined in the Indenture), and any purported violation of the Section 382 Exchange Blocker shall be subject to the consequences provided in the Indenture.

Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, during certain periods and upon the occurrence of certain conditions specified in the Indenture, prior to the close of business on the Business Day immediately preceding the Maturity Date, to irrevocably exchange any

Exchangeable Notes or portion thereof that is $1,000 in Principal Amount at Maturity or an integral multiple thereof, into shares of Class A Common Stock (together with cash in lieu of any fractional share) at the Exchange Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.

This Exchangeable Note has been issued with “original issue discount” (within the meaning of Section 1272 of the Internal Revenue Code of 1986, as amended). Upon written request to K. Hovnanian Enterprises, Inc. at the following address: 110 West Front Street, P.O. Box 500, Red Bank, New Jersey 07701, Attention: Secretary, the Issuer will promptly make available to any Holder of this Exchangeable Note the following information: (1) the issue price and issue date of the Exchangeable Note, (2) the amount of original issue discount on the Exchangeable Note and (3) the yield to maturity of the Exchangeable Note.

Terms used in this Exchangeable Note and defined in the Indenture are used herein as therein defined.

[FORM OF NOTATION ON NOTE RELATING TO GUARANTEE]

GUARANTEE

Each of the Guarantors hereby unconditionally guarantees, jointly and severally, to each Holder and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Exchangeable Notes or the obligations of the Issuer or Hovnanian hereunder or thereunder, that (i) the due and punctual payment of the principal of the Exchangeable Notes (including, without limitation, payment of the Fundamental Change Repurchase Price pursuant to Article 9 of the Supplemental Indenture, if applicable), and all other amounts owing with respect to the Exchangeable Notes, whether on the Maturity Date, by acceleration or otherwise, and all other obligations of the Issuer or Hovnanian to the Holders or the Trustee hereunder or thereunder, including, without limitation, the Exchange Obligation, shall be promptly paid in full when due or performed when required, as the case may be, in accordance with the terms of the Indenture and the Exchangeable Notes, and (ii) in case of any extension of time of payment or delivery or renewal of any Exchangeable Notes or any of such other obligations, the same shall be promptly paid in full when due or be performed when required, as the case may be, in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration, upon exchange pursuant to Article 8 of the Supplemental Indenture or otherwise (each such guarantee, a “Guarantee”).

No past, present or future stockholder, officer, director, employee or incorporator, as such, of any of the Guarantors shall have any liability under the Guarantee by reason of such Person’s status as stockholder, officer, director, employee or incorporator. Each Holder of an Exchangeable Note by accepting an Exchangeable Note waives and releases all such liability. This waiver and release are part of the consideration for the issuance of the Guarantee.

Each Holder of an Exchangeable Note by accepting an Exchangeable Note agrees that any Guarantor named below shall have no further liability with respect to its Guarantee if such Guarantor otherwise ceases to be liable in respect of its Guarantee in accordance with the terms of the Indenture.

The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Exchangeable Notes upon which the Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

The Guarantee, and any claim, controversy or dispute arising under or related to the Guarantee, shall be governed by and construed in accordance with the laws of the State of New York.

In the event of any inconsistency between the provisions of this Guarantee and the provisions of the Indenture, the Indenture shall prevail.

IN WITNESS WHEREOF, the Guarantors have caused this instrument to be executed.

Dated:

On behalf of each of the entities listed a Schedule A hereto

By:
Name:
Title

Schedule A

ARBOR TRAILS, LLC

AUDDIE ENTERPRISES, L.L.C.

BUILDER SERVICES NJ, L.L.C.

BUILDER SERVICES PA, L.L.C.

DULLES COPPERMINE, L.L.C.

EASTERN NATIONAL TITLE AGENCY, LLC

EASTERN TITLE AGENCY, INC.

F&W MECHANICAL SERVICES, L.L.C.

FOUNDERS TITLE AGENCY OF MARYLAND, L.L.C.

FOUNDERS TITLE AGENCY, INC.

GOVERNOR’S ABSTRACT CO., INC.

HOMEBUYERS FINANCIAL SERVICES, L.L.C.

HOVNANIAN DEVELOPMENTS OF FLORIDA, INC.

HOVNANIAN ENTERPRISES, INC. (PARENT COMPANY)

HOVNANIAN LAND INVESTMENT GROUP OF FLORIDA, L.L.C.

HOVNANIAN LAND INVESTMENT GROUP OF MARYLAND, L.L.C.

HOVNANIAN LAND INVESTMENT GROUP, L.L.C.

K. HOV IP, II, INC.

K. HOV IP, INC.

K. HOVNANIAN ACQUISITIONS, INC.

K. HOVNANIAN AT 4S, LLC

K. HOVNANIAN AT ACQUA VISTA, LLC

K. HOVNANIAN AT ALISO, LLC

K. HOVNANIAN AT ALLENTOWN, L.L.C.

K. HOVNANIAN AT ANDALUSIA, LLC

K. HOVNANIAN AT ARBOR HEIGHTS, LLC

K. HOVNANIAN AT AVENUE ONE, L.L.C.

K. HOVNANIAN AT BAKERSFIELD 463, L.L.C.

K. HOVNANIAN AT BARNEGAT I, L.L.C.

K. HOVNANIAN AT BARNEGAT II, L.L.C.

K. HOVNANIAN AT BELLA LAGO, LLC

K. HOVNANIAN AT BENSALEM, LLC

K. HOVNANIAN AT BERKELEY, L.L.C.

K. HOVNANIAN AT BLUE HERON PINES, L.L.C.

K. HOVNANIAN AT BRANCHBURG, L.L.C.

K. HOVNANIAN AT BRIDGEPORT, INC.

K. HOVNANIAN AT BRIDGEWATER I, L.L.C.

K. HOVNANIAN AT BROAD AND WALNUT, L.L.C.

K. HOVNANIAN AT CAMERON CHASE, INC.

K. HOVNANIAN AT CAMP HILL, L.L.C.

K. HOVNANIAN AT CAPISTRANO, L.L.C.

K. HOVNANIAN AT CARLSBAD, LLC

K. HOVNANIAN AT CEDAR GROVE III, L.L.C.

K. HOVNANIAN AT CEDAR GROVE V, L.L.C.

K. HOVNANIAN AT CHARTER WAY, LLC

K. HOVNANIAN AT CHESTER I, L.L.C.

K. HOVNANIAN AT CHESTERFIELD, L.L.C.

K. HOVNANIAN AT CIELO, L.L.C.

K. HOVNANIAN AT CLIFTON, L.L.C.

K. HOVNANIAN AT COASTLINE, L.L.C.

K. HOVNANIAN AT CORTEZ HILL, LLC

K. HOVNANIAN AT CRANBURY, L.L.C.

K. HOVNANIAN AT DENVILLE, L.L.C.

K. HOVNANIAN AT DEPTFORD TOWNSHIP, L.L.C.

K. HOVNANIAN AT DOMINGUEZ HILLS, INC.

K. HOVNANIAN AT EAST BRANDYWINE, L.L.C.

K. HOVNANIAN AT EASTLAKE, LLC

K. HOVNANIAN AT EDGEWATER II, L.L.C.

K. HOVNANIAN AT EDGEWATER, L.L.C.

K. HOVNANIAN AT EGG HARBOR TOWNSHIP II, L.L.C.

K. HOVNANIAN AT EGG HARBOR TOWNSHIP, L.L.C.

K. HOVNANIAN AT EL DORADO RANCH II, L.L.C.

K. HOVNANIAN AT EL DORADO RANCH, L.L.C.

K. HOVNANIAN AT ENCINITAS RANCH, LLC

K. HOVNANIAN AT EVERGREEN, L.L.C.

K. HOVNANIAN AT FIDDYMENT RANCH, LLC

K. HOVNANIAN AT FIFTH AVENUE, L.L.C.

K. HOVNANIAN AT FLORENCE I, L.L.C.

K. HOVNANIAN AT FLORENCE II, L.L.C.

K. HOVNANIAN AT FOREST MEADOWS, L.L.C.

K. HOVNANIAN AT FRANKLIN II, L.L.C.

K. HOVNANIAN AT FRANKLIN, L.L.C.

K. HOVNANIAN AT FREEHOLD TOWNSHIP, L.L.C.

K. HOVNANIAN AT FRESNO, LLC

K. HOVNANIAN AT GASLAMP SQUARE, L.L.C.

K. HOVNANIAN AT GILROY, LLC

K. HOVNANIAN AT GREAT NOTCH, L.L.C.

K. HOVNANIAN AT GUTTENBERG, L.L.C.

K. HOVNANIAN AT HACKETTSTOWN II, L.L.C.

K. HOVNANIAN AT HAMBURG, L.L.C.

K. HOVNANIAN AT HAWTHORNE, L.L.C.

K. HOVNANIAN AT HERSHEY’S MILL, INC.

K. HOVNANIAN AT HIGHLAND SHORES, L.L.C.

K. HOVNANIAN AT HOWELL, LLC

K. HOVNANIAN AT HUDSON POINTE, L.L.C.

K. HOVNANIAN AT JACKSON I, L.L.C.

K. HOVNANIAN AT JACKSON, L.L.C.

K. HOVNANIAN AT JAEGER RANCH, LLC

K. HOVNANIAN AT JERSEY CITY IV, L.L.C.

K. HOVNANIAN AT JERSEY CITY V URBAN RENEWAL COMPANY, L.L.C.

K. HOVNANIAN AT KEYPORT, L.L.C.

K. HOVNANIAN AT LA COSTA GREENS, L.L.C.

K. HOVNANIAN AT LA COSTA, LLC

K. HOVNANIAN AT LA HABRA KNOLLS, LLC

K. HOVNANIAN AT LA LAGUNA, L.L.C.

K. HOVNANIAN AT LAKE RANCHO VIEJO, LLC

K. HOVNANIAN AT LAKE TERRAPIN, L.L.C.

K. HOVNANIAN AT LAWRENCE V, L.L.C.

K. HOVNANIAN AT LEE SQUARE, L.L.C.

K. HOVNANIAN AT LITTLE EGG HARBOR TOWNSHIP II, L.L.C.

K. HOVNANIAN AT LITTLE EGG HARBOR, L.L.C

K. HOVNANIAN AT LOWER MACUNGIE TOWNSHIP I, L.L.C.

K. HOVNANIAN AT LOWER MACUNGIE TOWNSHIP II, L.L.C.

K. HOVNANIAN AT LOWER MAKEFIELD TOWNSHIP I, L.L.C.

K. HOVNANIAN AT LOWER MORELAND I, L.L.C.

K. HOVNANIAN AT LOWER MORELAND II, L.L.C.

K. HOVNANIAN AT MAHWAH VI, INC.

K. HOVNANIAN AT MALAN PARK, L.L.C.

K. HOVNANIAN AT MANALAPAN III, L.L.C.

K. HOVNANIAN AT MANSFIELD I, L.L.C.

K. HOVNANIAN AT MANSFIELD II, L.L.C.

K. HOVNANIAN AT MANSFIELD III, L.L.C.

K. HOVNANIAN AT MANTECA, LLC

K. HOVNANIAN AT MAPLE AVENUE, L.L.C.

K. HOVNANIAN AT MARLBORO TOWNSHIP IX, L.L.C.

K. HOVNANIAN AT MARLBORO TOWNSHIP V, L.L.C.

K. HOVNANIAN AT MARLBORO TOWNSHIP VIII, L.L.C.

K. HOVNANIAN AT MARLBORO VI, L.L.C.

K. HOVNANIAN AT MARLBORO VII, L.L.C.

K. HOVNANIAN AT MELANIE MEADOWS, LLC

K. HOVNANIAN AT MENDHAM TOWNSHIP, L.L.C.

K. HOVNANIAN AT MENIFEE, LLC

K. HOVNANIAN AT MIDDLE TOWNSHIP II, L.L.C.

K. HOVNANIAN AT MIDDLE TOWNSHIP, L.L.C.

K. HOVNANIAN AT MIDDLETOWN II, L.L.C.

K. HOVNANIAN AT MILLVILLE I, L.L.C.

K. HOVNANIAN AT MILLVILLE II, L.L.C.

K. HOVNANIAN AT MONROE II, INC.

K. HOVNANIAN AT MONROE IV, L.L.C.

K. HOVNANIAN AT MONROE NJ, L.L.C.

K. HOVNANIAN AT MONTVALE II, LLC

K. HOVNANIAN AT MONTVALE, L.L.C.

K. HOVNANIAN AT MOSAIC, LLC

K. HOVNANIAN AT MUIRFIELD, LLC

K. HOVNANIAN AT NEW WINDSOR, L.L.C.

K. HOVNANIAN AT NORTH BERGEN. L.L.C.

K. HOVNANIAN AT NORTH BRUNSWICK VI, L.L.C.

K. HOVNANIAN AT NORTH CALDWELL II, L.L.C.

K. HOVNANIAN AT NORTH CALDWELL III, L.L.C.

K. HOVNANIAN AT NORTH CALDWELL IV, L.L.C.

K. HOVNANIAN AT NORTH HALEDON, L.L.C.

K. HOVNANIAN AT NORTH WILDWOOD, L.L.C.

K. HOVNANIAN AT NORTHAMPTON, L.L.C.

K. HOVNANIAN AT NORTHERN WESTCHESTER, INC.

K. HOVNANIAN AT NORTHFIELD, L.L.C.

K. HOVNANIAN AT OCEAN TOWNSHIP, INC

K. HOVNANIAN AT OCEAN WALK, INC.

K. HOVNANIAN AT OCEANPORT, L.L.C.

K. HOVNANIAN AT OLD BRIDGE, L.L.C.

K. HOVNANIAN AT OLDE ORCHARD, LLC

K. HOVNANIAN AT PARAMUS, L.L.C.

K. HOVNANIAN AT PARK LANE, LLC

K. HOVNANIAN AT PARKSIDE, LLC

K. HOVNANIAN AT PARSIPPANY, L.L.C.

K. HOVNANIAN AT PARSIPPANY-TROY HILLS, L.L.C.

K. HOVNANIAN AT PIAZZA D’ORO,  L.L.C.

K. HOVNANIAN AT PIAZZA SERENA, L.L.C

K. HOVNANIAN AT PITTSGROVE, L.L.C.

K. HOVNANIAN AT PORT IMPERIAL URBAN RENEWAL IV, L.L.C.

K. HOVNANIAN AT PORT IMPERIAL URBAN RENEWAL V, L.L.C.

K. HOVNANIAN AT PORT IMPERIAL URBAN RENEWAL VI, L.L.C.

K. HOVNANIAN AT PORT IMPERIAL URBAN RENEWAL VII, L.L.C.

K. HOVNANIAN AT PORT IMPERIAL URBAN RENEWAL VIII, L.L.C.

K. HOVNANIAN AT POSITANO, LLC

K. HOVNANIAN AT PRADO, L.L.C.

K. HOVNANIAN AT RANCHO SANTA MARGARITA, LLC

K. HOVNANIAN AT RANDOLPH I, L.L.C.

K. HOVNANIAN AT RAPHO, L.L.C

K. HOVNANIAN AT RIDGEMONT, L.L.C.

K. HOVNANIAN AT RIVERBEND, LLC

K. HOVNANIAN AT RODERUCK, L.L.C.

K. HOVNANIAN AT ROSEMARY LANTANA, L.L.C.

K. HOVNANIAN AT SAGE, L.L.C.

K. HOVNANIAN AT SANTA NELLA, LLC

K. HOVNANIAN AT SAWMILL, INC.

K. HOVNANIAN AT SAYREVILLE, L.L.C.

K. HOVNANIAN AT SCOTCH PLAINS, L.L.C.

K. HOVNANIAN AT SEASONS LANDING, LLC

K. HOVNANIAN AT SHELDON GROVE, LLC

K. HOVNANIAN AT SHREWSBURY, LLC

K. HOVNANIAN AT SILVER SPRING, L.L.C.

K. HOVNANIAN AT SKYE ISLE, LLC

K. HOVNANIAN AT SMITHVILLE, INC.

K. HOVNANIAN AT SOMERS POINT, L.L.C.

K. HOVNANIAN AT SOUTH BRUNSWICK II, LLC

K. HOVNANIAN AT SOUTH BRUNSWICK, L.L.C.

K. HOVNANIAN AT STANTON, LLC

K. HOVNANIAN AT STATION SQUARE, L.L.C.

K. HOVNANIAN AT SUNRIDGE PARK, LLC

K. HOVNANIAN AT SYCAMORE, INC.

K. HOVNANIAN AT THE CROSBY, LLC

K. HOVNANIAN AT THE GABLES, LLC

K. HOVNANIAN AT THE MONARCH, L.L.C.

K. HOVNANIAN AT THE PRESERVE, LLC

K. HOVNANIAN AT THOMPSON RANCH, LLC

K. HOVNANIAN AT THORNBURY, INC.

K. HOVNANIAN AT TRAIL RIDGE, LLC

K. HOVNANIAN AT UPPER FREEHOLD TOWNSHIP II, L.L.C.

K. HOVNANIAN AT UPPER FREEHOLD TOWNSHIP III, L.L.C.

K. HOVNANIAN AT UPPER MAKEFIELD I, INC.

K. HOVNANIAN AT UPPER PROVIDENCE, LLC

K. HOVNANIAN AT UPPER UWCHLAN II, L.L.C.

K. HOVNANIAN AT UPPER UWCHLAN, L.L.C.

K. HOVNANIAN AT VALLE DEL SOL, LLC

K. HOVNANIAN AT VERONA URBAN RENEWAL, L.L.C.

K. HOVNANIAN AT VICTORVILLE, L.L.C.

K. HOVNANIAN AT VINELAND, L.L.C.

K. HOVNANIAN AT VISTA DEL SOL, L.L.C.

K. HOVNANIAN AT WARREN TOWNSHIP, L.L.C.

K. HOVNANIAN AT WASHINGTON, L.L.C.

K. HOVNANIAN AT WATERSTONE, LLC

K. HOVNANIAN AT WAYNE IX, L.L.C.

K. HOVNANIAN AT WAYNE, VIII, L.L.C.

K. HOVNANIAN AT WEST VIEW ESTATES, L.L.C.

K. HOVNANIAN AT WEST WINDSOR, L.L.C.

K. HOVNANIAN AT WESTSHORE, LLC

K. HOVNANIAN AT WHEELER RANCH, LLC

K. HOVNANIAN AT WILDWOOD BAYSIDE, L.L.C.

K. HOVNANIAN AT WILLOW BROOK, L.L.C.

K. HOVNANIAN AT WINCHESTER, LLC

K. HOVNANIAN AT WOODCREEK WEST, LLC

K. HOVNANIAN AT WOOLWICH I, L.L.C.

K. HOVNANIAN CAMBRIDGE HOMES, L.L.C.

K. HOVNANIAN CENTRAL ACQUISITIONS, L.L.C.

K. HOVNANIAN CLASSICS, L.L.C.

K. HOVNANIAN COMMUNITIES, INC.

K. HOVNANIAN COMPANIES OF CALIFORNIA, INC.

K. HOVNANIAN COMPANIES OF MARYLAND, INC.

K. HOVNANIAN COMPANIES OF NEW YORK, INC.

K. HOVNANIAN COMPANIES OF PENNSYLVANIA, INC.

K. HOVNANIAN COMPANIES OF SOUTHERN CALIFORNIA, INC.

K. HOVNANIAN COMPANIES, LLC

K. HOVNANIAN CONSTRUCTION II, INC

K. HOVNANIAN CONSTRUCTION III, INC

K. HOVNANIAN CONSTRUCTION MANAGEMENT, INC.

K. HOVNANIAN CRAFTBUILT HOMES OF SOUTH CAROLINA, L.L.C.

K. HOVNANIAN DEVELOPMENTS OF ARIZONA, INC.

K. HOVNANIAN DEVELOPMENTS OF CALIFORNIA, INC.

K. HOVNANIAN DEVELOPMENTS OF D.C., INC.

K. HOVNANIAN DEVELOPMENTS OF DELAWARE, INC.

K. HOVNANIAN DEVELOPMENTS OF GEORGIA, INC.

K. HOVNANIAN DEVELOPMENTS OF ILLINOIS, INC.

K. HOVNANIAN DEVELOPMENTS OF KENTUCKY, INC.

K. HOVNANIAN DEVELOPMENTS OF MARYLAND, INC.

K. HOVNANIAN DEVELOPMENTS OF MINNESOTA, INC.

K. HOVNANIAN DEVELOPMENTS OF NEW JERSEY II, INC.

K. HOVNANIAN DEVELOPMENTS OF NEW JERSEY, INC.

K. HOVNANIAN DEVELOPMENTS OF NEW YORK, INC.

K. HOVNANIAN DEVELOPMENTS OF NORTH CAROLINA, INC.

K. HOVNANIAN DEVELOPMENTS OF OHIO, INC.

K. HOVNANIAN DEVELOPMENTS OF PENNSYLVANIA, INC.

K. HOVNANIAN DEVELOPMENTS OF SOUTH CAROLINA, INC.

K. HOVNANIAN DEVELOPMENTS OF TEXAS, INC.

K. HOVNANIAN DEVELOPMENTS OF VIRGINIA, INC.

K. HOVNANIAN DEVELOPMENTS OF WEST VIRGINIA, INC.

K. HOVNANIAN EASTERN PENNSYLVANIA, L.L.C.

K. HOVNANIAN ENTERPRISES, INC.

K. HOVNANIAN FIRST HOMES, L.L.C.

K. HOVNANIAN FLORIDA REALTY, L.L.C.

K. HOVNANIAN FOUR SEASONS @ HISTORIC VIRGINIA, LLC

K. HOVNANIAN FOUR SEASONS AT GOLD HILL, LLC

K. HOVNANIAN GREAT WESTERN BUILDING COMPANY, LLC

K. HOVNANIAN GREAT WESTERN HOMES, LLC

K. HOVNANIAN HAMPTONS AT OAK CREEK II, L.L.C.

K. HOVNANIAN HOLDINGS NJ, L.L.C.

K. HOVNANIAN HOMES - DFW, L.L.C.

K. HOVNANIAN HOMES AT CAMERON STATION, LLC

K. HOVNANIAN HOMES AT CAMP SPRINGS, L.L.C.

K. HOVNANIAN HOMES AT FAIRWOOD, L.L.C.

K. HOVNANIAN HOMES AT FOREST RUN, L.L.C.

K. HOVNANIAN HOMES AT GREENWAY FARM PARK TOWNS, L.L.C.

K. HOVNANIAN HOMES AT GREENWAY FARM, L.L.C.

K. HOVNANIAN HOMES AT JONES STATION 1, L.L.C.

K. HOVNANIAN HOMES AT MAXWELL PLACE, L.L.C.

K. HOVNANIAN HOMES AT RENAISSANCE PLAZA, L.L.C.

K. HOVNANIAN HOMES AT RUSSETT, L.L.C.

K. HOVNANIAN HOMES AT THE HIGHLANDS, LLC

K. HOVNANIAN HOMES NORTHERN CALIFORNIA, INC.

K. HOVNANIAN HOMES OF D.C., L.L.C.

K. HOVNANIAN HOMES OF DELAWARE, L.L.C.

K. HOVNANIAN HOMES OF GEORGIA, L.L.C.

K. HOVNANIAN HOMES OF HOUSTON, L.L.C.

K. HOVNANIAN HOMES OF MARYLAND, L.L.C.

K. HOVNANIAN HOMES OF MINNESOTA, L.L.C.

K. HOVNANIAN HOMES OF NORTH CAROLINA, INC.

K. HOVNANIAN HOMES OF PENNSYLVANIA, L.L.C.

K. HOVNANIAN HOMES OF SOUTH CAROLINA, LLC

K. HOVNANIAN HOMES OF VIRGINIA, INC.

K. HOVNANIAN HOMES OF WEST VIRGINIA, L.L.C.

K. HOVNANIAN LIBERTY ON BLUFF CREEK, LLC

K. HOVNANIAN NORTH CENTRAL ACQUISITIONS, L.L.C.

K. HOVNANIAN NORTH JERSEY ACQUISITIONS, L.L.C.

K. HOVNANIAN NORTHEAST SERVICES, L.L.C.

K. HOVNANIAN OF HOUSTON II, L.L.C.

K. HOVNANIAN OHIO REALTY, L.L.C.

K. HOVNANIAN OSTER HOMES, L.L.C.

K. HOVNANIAN PA REAL ESTATE, INC.

K. HOVNANIAN PENNSYLVANIA ACQUISITIONS, L.L.C.

K. HOVNANIAN PORT IMPERIAL URBAN RENEWAL, INC.

K. HOVNANIAN PROPERTIES OF RED BANK, INC.

K. HOVNANIAN SHORE ACQUISITIONS, L.L.C.

K. HOVNANIAN SOUTH JERSEY ACQUISITIONS, L.L.C.

K. HOVNANIAN SOUTHERN NEW JERSEY, L.L.C.

K. HOVNANIAN STANDING ENTITY, L.L.C.

K. HOVNANIAN SUMMIT HOLDINGS, L.L.C.

K. HOVNANIAN SUMMIT HOMES OF KENTUCKY, L.L.C.

K. HOVNANIAN SUMMIT HOMES OF PENNSYLVANIA, L.L.C.

K. HOVNANIAN SUMMIT HOMES OF WEST VIRGINIA, L.L.C.

K. HOVNANIAN SUMMIT HOMES, L.L.C.

K. HOVNANIAN T&C HOMES AT FLORIDA, L.L.C.

K. HOVNANIAN T&C HOMES AT ILLINOIS, L.L.C.

K. HOVNANIAN TIMBRES AT ELM CREEK, LLC

K. HOVNANIAN VENTURE I, L.L.C.

K. HOVNANIAN WINDWARD HOMES, LLC

K. HOVNANIAN’S FOUR SEASONS AT ASHBURN VILLAGE, L.L.C.

K. HOVNANIAN’S FOUR SEASONS AT BAKERSFIELD, L.L.C.

K. HOVNANIAN’S FOUR SEASONS AT BEAUMONT, LLC

K. HOVNANIAN’S FOUR SEASONS AT CHARLOTTESVILLE, L.L.C.

K. HOVNANIAN’S FOUR SEASONS AT HEMET, LLC

K. HOVNANIAN’S FOUR SEASONS AT KENT ISLAND CONDOMINIUMS, L.L.C.

K. HOVNANIAN’S FOUR SEASONS AT KENT ISLAND, L.L.C.

K. HOVNANIAN’S FOUR SEASONS AT LOS BANOS, LLC

K. HOVNANIAN’S FOUR SEASONS AT MORENO VALLEY, L.L.C.

K. HOVNANIAN’S FOUR SEASONS AT NEW KENT VINEYARDS, L.L.C.

K. HOVNANIAN’S FOUR SEASONS AT PALM SPRINGS, LLC

K. HOVNANIAN’S FOUR SEASONS AT RENAISSANCE, L.L.C.

K. HOVNANIAN’S FOUR SEASONS AT RUSH CREEK II, LLC

K. HOVNANIAN’S FOUR SEASONS AT RUSH CREEK, L.L.C.

K. HOVNANIAN’S FOUR SEASONS AT ST. MARGARETS LANDING, L.L.C.

K. HOVNANIAN’S FOUR SEASONS AT VINT HILL, L.L.C.

K. HOVNANIAN’S FOUR SEASONS, LLC

K. HOVNANIAN’S PARKSIDE AT TOWNGATE, L.L.C.

KHIP, L.L.C.

LANDARAMA, INC.

M&M AT CHESTERFIELD, LLC

M&M AT CRESCENT COURT, L.L.C.

M&M AT WEST ORANGE, L.L.C.

M&M AT WHEATENA URBAN RENEWAL, L.L.C.

MATZEL & MUMFORD AT EGG HARBOR, L.L.C.

MATZEL & MUMFORD AT SOUTH BOUND BROOK URBAN RENEWAL, L.L.C.

MCNJ, INC.

MIDWEST BUILDING PRODUCTS & CONTRACTOR SERVICES OF PENNSYLVANIA, L.L.C.

MIDWEST BUILDING PRODUCTS & CONTRACTOR SERVICES OF WEST VIRGINIA, L.L.C.

MIDWEST BUILDING PRODUCTS & CONTRACTOR SERVICES, L.L.C.

MMIP, L.L.C.

NEW LAND TITLE AGENCY, LLC

PADDOCKS, L.L.C.

PARK TITLE COMPANY, LLC

PINE AYR, LLC

RIDGEMORE UTILITY, L.L.C.

SEABROOK ACCUMULATION CORPORATION

STONEBROOK HOMES, INC.

TERRAPIN REALTY, L.L.C.

THE MATZEL & MUMFORD ORGANIZATION, INC

WASHINGTON HOMES AT COLUMBIA TOWN CENTER, L.L.C.

WASHINGTON HOMES, INC.

WESTMINSTER HOMES, INC.

WH PROPERTIES, INC.

WOODLAND LAKE CONDOMINIUMS AT BOWIE NEW TOWN, L.L.C.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Exchangeable Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM = as tenants in common

UNIF GIFT MIN ACT = Uniform Gifts to Minors Act

CUST = Custodian

TEN ENT = as tenants by the entireties

JT TEN  = joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

ATTACHMENT 1

[FORM OF NOTICE OF EXCHANGE]

To:  K. HOVNANIAN ENTERPRISES, INC.

The undersigned registered owner of this Exchangeable Note hereby exercises the option to exchange this Exchangeable Note, or the portion hereof (that is $1,000 Principal Amount at Maturity or an integral multiple thereof) below designated, into shares of Class A Common Stock (together with cash in lieu of any fractional share) in accordance with the terms of the Indenture referred to in this Exchangeable Note, and directs that any shares of Class A Common Stock issuable and deliverable upon such exchange, together with any cash for any fractional share of Class A Common Stock, and any Exchangeable Notes representing any unexchanged Principal Amount at Maturity hereof, be issued and delivered to the registered Holder of the Exchangeable Notes hereof unless a different name has been indicated below.  If any shares of Class A Common Stock or any portion of this Exchangeable Note not exchanged are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes or similar governmental charges in accordance with Section 8.02(d) or (e) of the Supplemental Indenture, as applicable.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed

by an eligible Guarantor Institution

(banks, stock brokers, savings and

loan associations and credit unions)

with membership in an approved

signature guarantee medallion program

pursuant to Securities and Exchange

Commission Rule 17Ad-15 if

shares of Class A Common Stock are to be issued, or

Exchangeable Notes are to be delivered, other than

to and in the name of the registered holder.

Fill in for registration of shares if

to be issued, and Exchangeable Notes if to

be delivered, other than to and in the

name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)
Please print name and address

Principal Amount at Maturity to be exchanged (if less than all): $ ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Exchangeable Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer
Identification Number

ATTACHMENT 2

[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]

To: K. HOVNANIAN ENTERPRISES, INC.

The undersigned registered owner of this Exchangeable Note hereby acknowledges receipt of a notice from K. Hovnanian Enterprises, Inc. (the “Issuer”) as to the occurrence of a Fundamental Change and specifying the Fundamental Change Repurchase Date and requests and instructs the Issuer to pay to the registered holder hereof in accordance with the applicable provisions of the Indenture referred to in this Exchangeable Note  the Accreted Principal Amount, as of the calendar day immediately preceding such Fundamental Change Repurchase Date, corresponding to the entire Principal Amount at Maturity of this Exchangeable Note, or the portion thereof (that is $1,000 or an integral multiple thereof) below designated.

In the case of Physical Exchangeable Notes, the certificate numbers of the Exchangeable Notes to be repurchased are as set forth below:

Dated:

Signature(s)

Social Security or Other Taxpayer
Identification Number

Principal Amount at Maturity to be repurchased (if less than all): $ ,000

NOTICE:  The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Exchangeable Note in every particular without alteration or enlargement or any change whatever.

ATTACHMENT 3

[FORM OF ASSIGNMENT AND TRANSFER]

For value received                                    hereby sell(s), assign(s) and transfer(s) unto                                                (Please insert Social Security or Taxpayer Identification Number of assignee) the within Exchangeable Note, and hereby irrevocably constitutes and appoints                                    attorney to transfer the said Exchangeable Note on the books of the Issuer, with full power of substitution in the premises.

Signature(s)

Signature(s) must be guaranteed by an institution which is a member of one of the following recognized signature Guarantee Programs:

(i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP) or (iv) another guarantee program acceptable to the Trustee.

Signature Guarantee

EXHIBIT B

[        ] SUPPLEMENTAL INDENTURE

dated as of            ,

among

K. HOVNANIAN ENTERPRISES, INC.

HOVNANIAN ENTERPRISES, INC.

The Other Guarantors Party Hereto

and

WILMINGTON TRUST COMPANY,

as Trustee

Zero Coupon Exchangeable Notes due 2017

THIS [           ] SUPPLEMENTAL INDENTURE (this “[            ] Supplemental Indenture”), entered into as of                           , among K. Hovnanian Enterprises, Inc., a California corporation (the “Issuer”), Hovnanian Enterprises, Inc. (“Hovnanian”), [list each new guarantor and its jurisdiction of incorporation] (each an “Undersigned”) and Wilmington Trust Company, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Issuer, Hovnanian, the other Guarantors party thereto and the Trustee entered into the Senior Indenture dated as of February 14, 2011 (as supplemented, the “Indenture”) as supplemented by the Fourth Supplemental Indenture dated as of October 2, 2012 (the “Fourth Supplemental Indenture”), relating to the Issuer’s Zero Coupon Senior Exchangeable Notes due 2017 (the “Exchangeable Notes”);

WHEREAS, as a condition to the purchase of the Exchangeable Notes by the Holders, Hovnanian agreed pursuant to the Indenture to cause any newly acquired or created Subsidiaries guaranteeing Applicable Debt (or any Subsidiaries that did not originally guarantee the Exchangeable Notes but subsequently guarantee Applicable Debt) or, if the Applicable Debt is no longer outstanding any Subsidiaries that would have subsequently been required to guarantee Applicable Debt pursuant to the terms thereof as of the Issue Date, to provide Guarantees of the Exchangeable Notes, subject to certain limitations.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties hereto hereby agree as follows:

SECTION 1.  Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

SECTION 2.  Each Undersigned, by its execution of this [                ] Supplemental Indenture, agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to Article 10 of the Fourth Supplemental Indenture.  Each Undersigned shall also execute a Guarantee Notation in respect of the Notes.

SECTION 3.  This [                  ] Supplemental Indenture, and any claim, controversy or dispute arising under or related to this [                  ] Supplemental Indenture, shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 4.  This [                  ] Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.

SECTION 5.  This [                  ] Supplemental Indenture is an amendment supplemental to the Indenture, and the Indenture and this [                  ] Supplemental Indenture will henceforth be read together.

SECTION 6.  The recitals herein contained are made solely by the Issuer, Hovnanian and the Guarantors and not by the Trustee, and the Trustee assumes no responsibility for the validity or accuracy thereof.

IN WITNESS WHEREOF, the parties hereto have caused this [             ] Supplemental Indenture to be duly executed as of the date first above written.

K. HOVNANIAN ENTERPRISES, INC., as Issuer

By:
Name:
Title:

HOVNANIAN ENTERPRISES, INC., as Guarantor

By:
Name:
Title:

On behalf of each entity named in Schedule 1 hereto, as Guarantors

By:
Name:
Title:

WILMINGTON TRUST COMPANY,
as Trustee

By:
Name:
Title: